UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

RADIUS HEALTH, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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April 17, 2020

To Our Stockholders:

You are cordially invited to attend the 2020 Annual Meeting of Stockholders of Radius Health, Inc., which will be held online on June 4, 2020 at 10:00 a.m. EDT. You may attend the meeting virtually at www.virtualshareholdermeeting.com/RDUS2020, where you will be able to vote electronically and submit questions. You will need the 16-digit control number included with these proxy materials to attend the Annual Meeting.

The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting.

We hope that you will be able to join us at our Annual Meeting. Whether or not you expect to attend the Annual Meeting online, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating, and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have previously received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. If you have received a proxy card, then instructions regarding how you can vote are contained on the proxy card. If you decide to attend the Annual Meeting, you will be able to vote virtually via the Internet, even if you have previously submitted your proxy.

Thank you for your support.

Sincerely,

Jesper Hoeiland
President and Chief Executive Officer

OTHER MATTERS	49

SOLICITATION OF PROXIES	49

ANNUAL REPORT ON FORM 10-K	49

RADIUS HEALTH, INC.

950 Winter Street

Waltham, Massachusetts 02451

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 4, 2020

To Our Stockholders:

You are invited to attend the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Radius Health, Inc., a Delaware corporation (the “Company”). We are pleased to announce that this year’s Annual Meeting will be a virtual meeting via live webcast on the Internet. You will be able to attend the Annual Meeting, vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/RDUS2020 on June 4, 2020, at 10:00 a.m. EDT and entering the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card if you receive Proxy Materials by mail, or in the instructions that accompanied your Proxy Materials. The Annual Meeting will be held for the following purposes:

1.

To elect Willard H. Dere, M.D. and Anthony Rosenberg as Class III Directors to serve until the 2023 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020;
3.	To approve, on a non-binding advisory basis, the compensation of our named executive officers; and
4.	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment thereof.

Holders of record of our common stock at the close of business on April 7, 2020 are entitled to notice of, and to vote at, the Annual Meeting, or any continuation, postponement or adjournment thereof. A complete list of the stockholders of record will be available online for examination by any stockholder for any purpose germane to the Annual Meeting for a period of 10 days prior to the Annual Meeting through an electronic network site that you can gain access to by contacting ewebb@radiuspharm.com and providing your 16-digit control number. Such list will also be available for examination by stockholders during the Annual Meeting by logging into www.virtualshareholdermeeting.com/RDUS2020 and entering your 16-digit control number. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.

It is important that your shares be represented regardless of the number of shares you may hold. All stockholders are cordially invited to attend the Annual Meeting, which will be held online at www.virtualshareholdermeeting.com/RDUS2020. Whether or not you plan to attend the Annual Meeting online, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares during the Annual Meeting virtually via the Internet if you desire to do so, as your proxy is revocable at your option.

By Order of the Board of Directors,

Jonathan Mahlowitz, Esq.
Secretary

Waltham, Massachusetts
April 17, 2020

RADIUS HEALTH, INC.

950 Winter Street

Waltham, Massachusetts 02451

PROXY STATEMENT FOR 2020 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 4, 2020

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Radius Health, Inc. of proxies to be voted at our 2020 Annual Meeting of Stockholders (the “Annual Meeting”), which will be held online at www.virtualshareholdermeeting.com/RDUS2020 on June 4, 2020 at 10:00 a.m. EDT, and at any continuation, postponement, or adjournment thereof. Holders of record of shares of our common stock, $0.0001 par value (“Common Stock”), at the close of business on April 7, 2020 (the “Record Date”), will be entitled to notice of, and to submit questions and vote electronically at, the Annual Meeting and any continuation, postponement, or adjournment thereof. As of the Record Date, there were 46,387,437 shares of our Common Stock issued and outstanding and entitled to vote at the Annual Meeting. Each share of our Common Stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting.

This proxy statement and our annual report to stockholders for the fiscal year ended December 31, 2019 (the “2019 Annual Report”), including a shareholder letter from our Chief Executive Officer (the “Shareholder Letter”), will be released on or about April 17, 2020 to our Record Date stockholders.

In this proxy statement, “we,” “our,” “us,” the “Company,” and “Radius” refer to Radius Health, Inc.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 4, 2020

This Proxy Statement and our 2019 Annual Report, including the Shareholder Letter, are available at www.proxyvote.com. To view these materials please have your 16-digit control number(s) available that appears on your notice or proxy card. On this website, you can also elect to receive distributions of our proxy statements and annual reports to stockholders for future annual meetings by electronic delivery. For specific instructions on making such an election, please refer to the instructions on your proxy card or voting instruction form.

Proposals

At the Annual Meeting, our stockholders will be asked:

1.

To elect Willard H. Dere, M.D. and Anthony Rosenberg as Class III Directors to serve until the 2023 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020;
3.	To approve, on a non-binding advisory basis, the compensation of our named executive officers; and
4.	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment thereof.

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Recommendations of the Board

The Board of Directors of Radius Health, Inc. (the “Board of Directors,” “Board,” or “our Board”) recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of Common Stock will be voted on your behalf as you direct. You may also vote your shares online at the Annual Meeting. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted, and our Board recommends that you vote:

1.	“FOR” the election of Willard H. Dere, M.D. and Anthony Rosenberg as Class III Directors;
2.	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and
3.	“FOR” the approval, on a non-binding advisory basis, of the compensation of our named executive officers.

Information about this Proxy Statement

Why you received this proxy statement.

You are viewing or have received these Proxy Materials because our Board is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the U.S. Securities and Exchange Commission (the “SEC”) and that is designed to assist you in voting your shares.

Notice of Internet Availability of Proxy Materials.

As permitted by SEC rules, we are making this proxy statement and our 2019 Annual Report available to stockholders electronically via the Internet. On or about April 17, 2020, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this proxy statement and our 2019 Annual Report, including the Shareholder Letter (the “Proxy Materials”) and vote your shares. If you received an Internet Notice by mail, you will not receive a printed copy of the Proxy Materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the Proxy Materials. The Internet Notice also instructs you on how you may submit your proxy by phone, by mail or via the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our Proxy Materials, you should follow the instructions for requesting such materials contained on the Internet Notice.

Printed copies of our Proxy Materials.

If you received printed copies of our Proxy Materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.

Householding.

The SEC’s rules permit us to deliver a single Internet Notice or set of Proxy Materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one Internet Notice or one set of Proxy Materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the Internet Notice or Proxy Materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Internet Notice or Proxy Materials, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future Internet Notices or proxy materials for your household, please contact Broadridge at the above phone number or address.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Who is entitled to vote at the Annual Meeting?

The Record Date for the Annual Meeting is April 7, 2020. You are entitled to vote at the Annual Meeting only if you were a stockholder of record at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each outstanding share of Common Stock is entitled to one vote for all matters before the Annual Meeting. At the close of business on the Record Date, there were 46,387,437 shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting.

May I see a list of stockholders entitled to vote as of the record date?

A list of stockholders of record as of the close of business on the Record Date will be available online for examination by any stockholder for any purpose germane to the Annual Meeting for a period of 10 days prior to the Annual Meeting through an electronic network site that you can gain access to by contacting ewebb@radiuspharm.com and providing your 16-digit control number. Such list will also be available for examination by the stockholders during the Annual Meeting by logging into www.virtualshareholdermeeting.com/RDUS2020 and entering your 16-digit control number.

What is the difference between being a “record holder” and holding shares in “street name”?

A record holder holds shares in his or her name. For these shares, your set of Proxy Materials has been sent to you directly by us. You may vote your shares by proxy prior to the Annual Meeting by following the instructions contained on the enclosed proxy card.

Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf. With respect to these shares, your set of Proxy Materials has been forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting.

Am I entitled to vote if my shares are held in “street name”?

Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these Proxy Materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our Proxy Materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. If your shares are held in street name and you would like to vote at the Annual Meeting, you may visit www.virtualshareholdermeeting.com/RDUS2020 and enter the 16-digit control number included in the voting instruction card provided to you by your bank or brokerage firm. If you hold your shares in street name and you did not receive a 16-digit control number, you may need to log in to your bank or brokerage firm’s website and select the shareholder communications mailbox to access the meeting and vote. Instructions should also be provided on the voting instruction card provided by your bank or brokerage firm.

How many shares must be present to hold the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, virtually via the Internet or by proxy, of the holders of a majority in voting power of the Common Stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum. Under the General Corporation Law of the State of Delaware (the “DGCL”), abstentions and broker non-votes count as present for establishing a quorum but will not be counted as votes cast.

Who can attend the Annual Meeting?

You may attend the Annual Meeting online only if you are a Radius stockholder who is entitled to vote at the Annual Meeting, or if you hold a valid proxy for the Annual Meeting. You may attend the Annual Meeting, vote, and submit a question during the Annual Meeting by visiting www.virtualshareholdermeeting.com/RDUS2020 on June 4, 2020, at 10:00 a.m. EDT and using your 16‐digit control number to enter the meeting.

How can I vote my shares virtually and participate at the Annual Meeting?

This year’s Annual Meeting will be held entirely online to allow greater participation. Radius stockholders of record may participate in the Annual Meeting by visiting www.virtualshareholdermeeting.com/RDUS2020 on June 4, 2020, at 10:00 a.m. EDT. To participate in the Annual Meeting, you will need the 16‐digit control number included on your Internet Notice, proxy card or on the instructions that accompanied your Proxy Materials. Shares held in your name as a shareholder of record may be voted electronically during the Annual Meeting. Shares for which you are the beneficial owner but not the shareholder of record also may be voted electronically during the Annual Meeting. However, even if you plan to virtually attend the Annual Meeting, we recommend that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the Annual Meeting.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present at the scheduled time of the Annual Meeting, (i) the chair of the Annual Meeting or (ii) a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present virtually via the Internet or represented by proxy, may adjourn the Annual Meeting until a quorum is present or represented.

What does it mean if I receive more than one Internet Notice or more than one set of Proxy Materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of Proxy Materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the Proxy Materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

How do I vote?

We recommend that stockholders vote their shares in advance by proxy even if they plan to attend the Annual Meeting online so that their votes will be counted if they later decide not to attend the Annual Meeting. If you are a stockholder of record, there are several ways to vote your shares:

•	by Telephone—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the Internet Notice or proxy card;
•	by Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card; or
•	by Mail—You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail.
•

during the Annual Meeting—You may vote during the Annual Meeting by visiting www.virtualshareholdermeeting.com/RDUS2020. You will need the 16-digit control number included on your Internet Notice or proxy card or in the instructions that accompanied your Proxy Materials.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., EDT, on June 3, 2020. Mailed proxy cards must be received by June 3, 2020 in order to be counted at the Annual Meeting.

If your shares are held in street name through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Telephone and Internet voting also may be offered to stockholders owning shares through certain banks and brokers.

Can I change my vote after I submit my proxy?

Yes, if you are a registered stockholder, you may revoke your proxy and change your vote by:

•	submitting a duly executed proxy bearing a later date;
•	granting a subsequent proxy through the Internet or telephone;
•	giving written notice of revocation to the Secretary of Radius prior to or at the Annual Meeting; or
•	voting online during the Annual Meeting by going to www.virtualshareholdermeeting.com/RDUS2020.

Your most recent proxy card or telephone or Internet proxy is the one that is counted. Your attendance at the Annual Meeting online by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote online during the Annual Meeting.

If your shares are held in street name through a bank or broker, you must contact the bank, broker or other nominee holding your shares and follow their instructions for revoking or changing your vote.

Why are you holding a virtual Annual Meeting?

Our Annual Meeting will be a virtual meeting that will be conducted live via webcast. We are excited to continue to utilize the latest technology to provide ready access, real-time communication and cost savings for our shareholders and us. We believe that hosting a virtual Annual Meeting will more efficiently facilitate shareholder attendance and participation fully and equally from any location in the world. You will bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies, but you will incur no costs of traveling to the meeting. A virtual Annual Meeting makes it possible for more shareholders (regardless of size, resources or physical location) to have direct access to information more quickly, while saving us and our shareholders time and money, especially as physical attendance at meetings has fallen. We also believe that the online tools we have selected will increase shareholder communication. We are very sensitive to concerns that virtual meetings may diminish the shareholder voice or reduce accountability of management. Accordingly, we have designed our virtual format to enhance, rather than constrain, shareholder access, participation and communication. For example, the virtual format allows shareholders to communicate with us in advance of, and during, the Annual Meeting so they can ask questions of our Board or management.

How can I participate and ask questions at the virtual Annual Meeting?

We are committed to ensuring that our shareholders have substantially the same opportunities to participate in the virtual Annual Meeting as they would at an in-person meeting. If you wish to submit a question related to the Annual Meeting, you may do so in two ways. If you want to ask a question before the Annual Meeting, you may log into www.proxyvote.com and enter your 16-digit control number that is on your Internet Notice, or on your proxy card, if you receive materials by mail, and then follow the instructions online. Alternatively, if you want to submit your question during the Annual Meeting, log into the virtual meeting platform by providing your 16-digit control number at www.virtualshareholdermeeting.com/RDUS2020 to enter you question. You may log in 15 minutes before the start of the Annual Meeting and submit a question online. You will also be able to submit a question during the Annual Meeting.

We encourage you to submit any question that is relevant to the business of the Annual Meeting. All appropriate questions asked during the Annual Meeting will be read and addressed during the Annual Meeting, as time permits. Questions and answers may be grouped by topic, and we may group substantially similar questions together and answer them once. Questions regarding personal matters or general economic or political questions that are not directly related to our business are not pertinent to Annual Meeting matters and, therefore, will not be answered. We limit each shareholder to one question in order to allow us to answer questions from as many shareholders as possible. We want to be sure that all our shareholders are afforded the same rights and opportunities to participate as they would at an in-person meeting, so all members of our Board and executive officers are expected to join the Annual Meeting and be available for questions. If there are matters of individual concern to a shareholder and not of general concern to all shareholders, or if a question posed was not otherwise answered, we encourage shareholders to contact us separately after the Annual Meeting.

What do I do if I have technical problems during the virtual Annual Meeting?

We encourage shareholders to log into the virtual Annual Meeting at least 15 minutes prior to the start of the Annual Meeting to test their Internet connectivity. If you encounter any technical difficulties with the virtual meeting platform on the day of the Annual Meeting, please call 1-800-586-1548 (U.S.) or 303-562-9288 (International). Technical support will be available starting at 9:30 a.m. EDT on June 4, 2020 and will remain available until thirty minutes after the meeting has finished.

Who will count the votes?

A representative of Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.

What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of our Board. The recommendations of our Board are indicated above under the heading “Recommendations of the Board,” as well as with the description of each proposal in this proxy statement.

Will any other business be conducted at the Annual Meeting?

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non-votes be treated?

Proposal	Votes required	Effect of Votes Withheld, Abstentions, and Broker Non-Votes
Proposal 1 – Election of Directors	The majority of the votes cast. This means that the number of votes “FOR” a nominee for director exceeds the number of votes “AGAINST” such nominee.	Abstentions and broker non-votes will have no effect.
Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) by the holders entitled to vote on the proposal.	Abstentions will have no effect. We do not expect any broker non-votes on this proposal.
Proposal 3 – Non-Binding Advisory Vote on Named Executive Officer Compensation	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) by the holders entitled to vote on the proposal.	Abstentions and broker non-votes will have no effect.

What is an abstention and how will votes withheld and abstentions be treated?

An “abstention,” in the case of the proposals to be voted on at the Annual Meeting, represents a stockholder’s affirmative choice to decline to vote on a proposal. Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Abstentions have no effect on the proposals to be voted upon at the Annual Meeting.

What are broker non-votes and do they count for determining a quorum?

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is typically entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors and the non-binding advisory vote on the compensation of our named executive officers. Broker non-votes count for purposes of determining whether a quorum is present.

Where can I find the voting results of the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC shortly after the Annual Meeting.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these Proxy Materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding Proxy Materials to beneficial owners.

FORWARD-LOOKING STATEMENTS

This proxy statement contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, relating to future events. Such statements are only predictions and involve risks and uncertainties, resulting in the possibility that the actual events or performance will differ materially from such predictions. For a nonexclusive list of major factors which could cause the actual results to differ materially from the predicted results in these forward looking statements, please refer to the “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2019 and in our periodic reports on Form 10-Q and our current reports on Form 8-K. Those factors are not ranked in any particular order.

PROPOSAL 1 – ELECTION OF DIRECTORS

At the Annual Meeting, two (2) Class III Directors are to be elected to hold office until the Annual Meeting of Stockholders to be held in 2023 and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.

We currently have seven (7) Directors on our Board. The proposal regarding the election of directors requires the approval of a majority of the votes cast. This means that a nominee will be elected as a Class III Director if the number of votes “FOR” such nominee exceeds the number of votes “AGAINST” such nominee. Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.

Our Board is currently divided into three (3) classes with staggered, three-year terms. At each annual meeting of stockholders, the successor to each director whose term then expires will be elected to serve from the time of election and qualification until the third annual meeting of stockholders following election or such director’s death, resignation or removal, whichever is earliest to occur. The current class structure is as follows: Class I, whose current term will expire at the 2021 Annual Meeting of Stockholders; Class II, whose current term will expire at the 2022 Annual Meeting of Stockholders; and Class III, whose current term expires at the Annual Meeting and, if re-elected, whose new term will expire at the 2023 Annual Meeting of Stockholders. The current Class I Directors are Jesper Hoeiland and Owen Hughes; the current Class II Directors are Catherine J. Friedman, Jean-Pierre Garnier, Ph.D., and Jessica Hopfield, Ph.D.; and the current Class III Directors are Willard H. Dere, M.D. and Anthony Rosenberg.

As indicated in our Restated Certificate of Incorporation and our Amended and Restated Bylaws, the authorized number of directors may be changed only by resolution of our Board. Any additional directorships resulting from an increase in the number of directors would be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of the outstanding shares of our Common Stock.

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of Common Stock represented by the proxy “FOR” the election to our Board, as Class III Directors, the persons whose names and biographies appear below. All of the persons whose names and biographies appear below are currently serving as our directors. In the event any of the nominees should become unable to serve or for good cause will not serve as a director, it is intended that votes will be cast for a substitute nominee designated by our Board or our Board may elect to reduce its size. Our Board has no reason to believe that the nominees named below will be unable to serve if elected. Each of the nominees has consented to being named in this proxy statement and to serve if elected.

Vote Required

The proposal regarding the election of directors requires the approval of a majority of the votes cast. This means that a nominee will be elected as a Class III Director if the number of votes “FOR” such nominee exceeds the number of votes “AGAINST” such nominee. Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.

Nominees for Class III Directors (Terms to Expire at the 2023 Annual Meeting)

The following table sets forth certain information regarding the members of our Board who are nominees for election to the Board as Class III Directors, including their ages as of the Annual Meeting.

Name	Age	Director Since	Position
Willard H. Dere, M.D.	66	2014	Director
Anthony Rosenberg	67	2015	Director

The principal occupations and business experience, for at least the past five years, of each Class III nominee for election at the Annual Meeting are as follows:

Willard H. Dere, M.D. has served on our Board since November 2014. Dr. Dere has served as the B. Lue and Hope S. Bettilyon Presidential Endowed Chair in Internal Medicine for Diabetes Research; Associate Vice President of Research for University of Utah Health Sciences; Co-Director of the Center for Clinical and Translational Science; Co-Director of the Center for Genomic Medicine; and Professor of Internal Medicine at the University of Utah School of Medicine since November 2014. Prior to that, he served at Amgen Inc. (“Amgen”), a biopharmaceutical company, as the Senior Vice President, Global Development from December 2004 to June 2007, and from April 2014 to October 2014, and as International Chief Medical Officer from January 2007 to April 2014. Before he joined Amgen in 2003, Dr. Dere served as Vice President of Endocrine, Bone and General Medicine Research and Development at Eli Lilly and Company, a pharmaceutical company, where he also held various other roles in clinical pharmacology, regulatory affairs, and both early-stage translational, and late-stage clinical research. Dr. Dere received B.A. degrees in History and Zoology and a M.D. degree from the University of California, Davis. He currently serves as a director of BioMarin Pharmaceutical Inc., Mersana Therapeutics, Inc., and Seres Therapeutics, Inc., each biotechnology companies. Dr. Dere previously served as a director of Ocera Therapeutics, a biotechnology company, from 2016 until 2017. We believe Dr. Dere is qualified to serve as a member of our Board because of his strong medical background and extensive experience in the pharmaceutical industry.

Anthony Rosenberg has served on our Board since March 2015. Mr. Rosenberg has been a Managing Director of MPM Capital, Inc (“MPM”). a venture capital firm, since April 2015, and currently serves as Chief Executive Officer of TR Advisory Services GmbH, a consultancy firm advising on business development, licensing and mergers and acquisitions. From January 2013 to February 2015, Mr. Rosenberg served as Corporate Head of M&A and Licensing at Novartis Pharmaceuticals (“Novartis”), a pharmaceutical company. From March 2005 to December 2012, he served as Global Head of Business Development and Licensing at Novartis. Prior to that, Mr. Rosenberg was Global Head of the Transplant and Immunology Business Unit at Novartis from 2000 to 2005. Mr. Rosenberg initially joined Sandoz, a predecessor pharmaceutical company to Novartis, in 1980. He currently serves as a director of Oculis SA, Cullinan Oncology, LLC, Argenx SE, and iOmx Therapeutics AG, each biotechnology companies, and TriNetX, Inc., a global health research network. Mr. Rosenberg previously served as a director of Idenix Pharmaceuticals, Inc., a biopharmaceutical company, from June 2009 to March 2012 and from December 2012 to March 2013. Mr. Rosenberg holds a B.Sc from the University of Leicester and an M.Sc in Physiology from the University of London. We believe Mr. Rosenberg is qualified to serve as a member of our Board because of his extensive experience in mergers and acquisitions and licensing in the pharmaceutical sector.

Recommendation

Our Board recommends that stockholders vote “FOR” the election of the Class III Director nominees, and proxies solicited by our Board will be voted in favor thereof, unless a stockholder has indicated otherwise on the proxy.

Class I Directors (Terms to Expire at the 2021 Annual Meeting)

The following table sets forth certain information regarding the members of our Board who are Class I Directors, including their positions with the Company and ages as of the Annual Meeting.

Name	Age	Director Since	Position
Jesper Hoeiland	59	2017	President, Chief Executive Officer and Director
Owen Hughes	45	2013	Chairman of the Board

The principal occupations and business experience, for at least the past five years, of each Class I Director are as follows:

Jesper Hoeiland has served as our President and Chief Executive Officer and as a member of our Board since July 2017. Prior to joining Radius, Mr. Hoeiland served as President/Executive Vice President of Novo Nordisk, Inc. USA, the US affiliate of Novo Nordisk A/S (“Novo Nordisk”), a global healthcare company focused on diabetes and other serious chronic conditions. After joining Novo Nordisk in 1987, Mr. Hoeiland held multiple global roles of increasing responsibility, including leading its International Operations, which spanned 150 countries. Mr. Hoeiland has 30 years of experience in the biopharmaceutical industry across numerous senior leadership roles, geographies and therapeutic areas. He possesses extensive knowledge about the areas of endocrinology, biopharmaceuticals and women’s health, as well as unique insights about U.S. market access. Mr. Hoeiland is a member of the board of directors of LEO Pharma A/S, a pharmaceutical company, and Concert Pharmaceuticals, Inc., a biopharmaceutical company. Mr. Hoeiland received his B.Sc. in Economics and M.Sc. in Management from Copenhagen Business School in Denmark. We believe Mr. Hoeiland is qualified to serve as a member of our Board because of his role with us and his extensive operational knowledge of, and executive level management experience in, the global biopharmaceutical industry.

Owen Hughes has served on our Board since April 2013 and as Chairman of the Board since March 2020. He has served as the Chief Executive Officer of Cullinan Oncology, LLC, a company focused on oncology therapeutics, and an Advisor at MPM since October 2017. Previously, Mr. Hughes served as Chief Business Officer and Head of Corporate Development at Intarcia Therapeutics, Inc. (“Intarcia”), a biotechnology company, from February 2013 to September 2017. Prior to Intarcia, Mr. Hughes served as a Director at Bain Capital Public Equity, a multi-billion dollar hedge fund that falls under the Bain Capital umbrella, from March 2008 to January 2013. While there, he co-managed public and private healthcare investments, including those in the biotechnology, med-tech, and services segments. Mr. Hughes has over 16 years of financial experience on both the buy and sell-side. Mr. Hughes is currently a director of Translate Bio, Inc. a messenger RNA therapeutics company, and Wren Therapeutics Limited, a biopharmaceutical company focused on drug discovery and development for protein misfolding diseases, and was a director of Malin PLC, a life sciences company, from 2012 to 2017. He received his B.A. from Dartmouth College. We believe Mr. Hughes is qualified to serve as a member of our Board because of his extensive business and professional experience, including his experience in the venture capital industry and years of analyzing development opportunities in the life sciences sector.

Class II Directors (Terms to Expire at the 2022 Annual Meeting)

The following table sets forth certain information regarding the members of our Board who are Class II Directors, including their positions with the Company and ages as of the Annual Meeting.

Name	Age	Director Since	Position
Catherine J. Friedman	59	2015	Director
Jean-Pierre Garnier, Ph.D.	72	2015	Director
Jessica Hopfield, Ph.D.	55	2019	Director

The principal occupations and business experience, for at least the past five years, of each Class II Director are as follows:

Catherine J. Friedman has served on our Board since August 2015. Previously, Ms. Friedman held the position of Managing Director at Morgan Stanley, a global financial services firm, from 1997 to 2006 and head of West Coast Healthcare and co-head of the Biotechnology Practice at Morgan Stanley from 1993 to 2006. In 2018, she joined the Board of Lyell Immunopharma, Inc., a biopharmaceutical company focused on cell-based immunotherapies for cancer. In 2017, she joined the Board of Grail, Inc., a life sciences company focused on early cancer detection, and in 2018 was appointed as Chair of the Board. In 2016, Ms. Friedman joined the Board of Altaba Inc., an independent, publicly traded, non-diversified, closed-end management investment company (formerly Yahoo! Inc.), where she chairs the Compensation Committee and serves on the Nominating and Corporate Governance Committee. Ms. Friedman is a member of the Board of Trustees for Sacred Heart Schools in Atherton, California. Ms. Friedman was previously a director of XenoPort, Inc., a biopharmaceutical company focused on neurological disorders, and EnteroMedics, Inc., a medical device company focused on technology to treat obesity and metabolic diseases, from 2007 to 2016, GSV Capital Corp., a publicly traded investment fund, from 2013 to 2017, and Innoviva, Inc. (formerly Theravance, Inc.), a royalty management company, from 2014 to 2018. She is a graduate of Harvard University and received an M.B.A. from the University of Virginia Darden School of Business, where she is currently a Darden School Foundation Board of Trustees member. We believe Ms. Friedman is qualified to serve as a member of our Board due to her extensive experience as a member on various boards of directors, her educational background and her previous leadership and management roles.

Jean-Pierre Garnier, Ph.D. has served on our Board since December 2015. Dr. Garnier has served as the Chairman of the Board of Idorsia Ltd., a biopharmaceutical company, since 2017. Previously, Dr. Garnier served as Chairman of the Board of Actelion Ltd., a biopharmaceutical company, from 2010 to 2017, and was Chief Executive Officer of GlaxoSmithKline plc, a pharmaceutical company, from 2000 to 2008. In addition, Dr. Garnier is a member of the Board of Directors of United Technologies Corporation, a global manufacturing and high-technology conglomerate, Chairman of the Board of CARMAT SA, a medical device company focused on the development of a total artificial heart, and an Operating Partner at Advent International, a global private equity firm. Dr. Garnier previously served as Chief Executive Officer of Pierre Fabre SA, a pharmaceutical company, from 2008 to 2010, as Chief Executive Officer and Executive Member of the Board of Directors of GlaxoSmithKline plc from 2000 to 2008, as Chief Executive Officer of SmithKline Beecham plc, a pharmaceutical company, in 2000 and as Chief Operating Officer and Executive Member of the Board of Directors of SmithKline Beecham plc from 1996 to 2000. Dr. Garnier was previously Chairman of Alzheon, Inc., a biotechnology company, from 2016 to 2019, and a board member of Renault S.A., a global automobile manufacturer, from 2007 to 2017, the Stanford Advisory Council on Interdisciplinary Biosciences, Weill Cornell Medical College and the Dubai International Capital Advisory Board. He is also a member of the Advisory Board of the Newman’s Own Foundation, a non-profit charitable foundation. Dr. Garnier received his M.Sc in Pharmaceutical Science and Ph.D. in Pharmacology from Louis Pasteur University in France and M.B.A. from Stanford University. We believe Dr. Garnier is qualified to serve as a member of our Board because of his significant business and professional experience, including his extensive experience in the life sciences industry, membership on various boards of directors and his previous leadership and management roles.

Jessica Hopfield, Ph.D. has served on our Board since January 2019. Dr. Hopfield served as Chairperson of the Board of Trustees of the Joslin Diabetes Center from 2015 to 2019 and continues to serve as a Trustee. She has served on the Board of Directors of Insulet Corporation, a medical device company, since July 2015 and as its Lead Independent Director from August 2016 to December 2018. Since February 2018, Dr. Hopfield has served on the Board of Editas Medicine, Inc., a genome editing company. She has been the principal at J Hopfield Consulting providing strategic guidance and investment funding to start-up technology firms since 2010. From 1995 to 2009, Dr. Hopfield was a Partner of McKinsey & Company, a global management consulting firm, in its global pharmaceuticals and medical devices practice, where she served clients across pharmaceutical, biotechnology, medical device, and consumer industries. She also previously held management positions at Merck Sharp & Dohme Corp., a global health care company, in clinical development, outcomes research, and marketing. Dr. Hopfield earned a B.S. from Yale College, an M.B.A. from Harvard Graduate School of Business Administration as a Baker Scholar, and a Ph.D. in Neuroscience/Biochemistry from The Rockefeller University. We believe Dr. Hopfield is qualified to serve as a member of our Board because of her experience as a member on various boards of directors, her educational background, and experience in the life sciences industry.

We believe that all of our current Board members possess the professional and personal qualifications necessary for Board service and have highlighted particularly noteworthy attributes for each Board member in the individual biographies above.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed Ernst & Young LLP (“EY”) as our independent registered public accounting firm for the fiscal year ending December 31, 2020. Our Board has directed that this appointment be submitted to our stockholders for ratification. Although ratification of our appointment of EY is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.

EY also served as our independent registered public accounting firm for the fiscal year ended December 31, 2019. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services. A representative of EY is expected to attend the Annual Meeting, and will have the opportunity to make a statement and be available to respond to appropriate questions from stockholders.

In the event that the appointment of EY is not ratified by our stockholders, our Audit Committee will consider this fact when it appoints the independent auditors for the fiscal year ending December 31, 2021. Even if the appointment of EY is ratified, our Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change would be in the best interests of Radius and our stockholders.

Independent Registered Public Accounting Firm Fees and Other Matters

The following table summarizes the fees of EY, our independent registered public accounting firm for the fiscal years ended December 31, 2019 and 2018, in each of the following categories:

Fee Category	2019	2018
Audit Fees(1)	$1,490,000	$1,300,000
Audit-Related Fees(2)	10,000	20,000
Tax Fees(3)	146,870	40,127
All Other Fees	—	—
Total Fees	$1,646,870	$1,360,127
[1]

“Audit Fees” consist of fees for the integrated audit of our consolidated financial statements and the effectiveness of our internal control over financial reporting and review of our unaudited interim financial statements included in our quarterly reports on Form 10-Q during the years ended December 31, 2019 and 2018.

[2]

“Audit-Related Fees” consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees.” Audit-Related Fees reported for the years ended December 31, 2019 and 2018 consisted primarily of the review of our registration statements on Form S-8 and proxy statements.

[3]

“Tax Fees” consist of fees for tax compliance, tax advice and tax planning services. Tax compliance services, which relate to the review of our U.S. tax returns, accounted for $50,000 and $31,314 of the total tax fees in each of fiscal year 2019 and 2018, respectively.

Audit Committee Pre-Approval Policy and Procedures

Our Audit Committee has adopted a policy (the “Pre-Approval Policy”) which sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by our independent auditor may be pre-approved. The Pre-Approval Policy generally provides that we will not engage our independent registered public accounting firm to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by our Audit Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by our independent registered public accounting firm has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by our Audit Committee. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. On an annual basis, our Audit Committee reviews and generally pre-approves the planned services (and related fee levels or budgeted amounts) that may be provided by our independent registered public accounting firm without further Audit Committee approval. Specific Audit Committee pre-approval is required for our independent registered public accounting firm services which are not pre-approved planned services. Our Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations. During 2019 and 2018, all services provided by EY were pre-approved by the Audit Committee in accordance with this policy.

Vote Required

This proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) by the holders entitled to vote on the proposal. Abstentions will have no effect on the outcome of this proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of EY, we do not expect any broker non-votes in connection with this proposal.

Recommendation

Our Board recommends that stockholders vote “FOR” the Ratification of the Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm, and proxies solicited by our Board will be voted in favor thereof, unless a stockholder has indicated otherwise on the proxy.

AUDIT COMMITTEE REPORT

The information contained in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that the Company specifically incorporates it by reference into that filing.

The Audit Committee has reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2019 and has discussed these financial statements with management of the Company and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that the independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”).

The Company’s independent registered public accounting firm has also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526, Communications with Audit Committees Concerning Independence, describing all relationships between the independent registered public accounting firm and Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the Company’s independent registered public accounting firm the accounting firm’s independence from the Company. Based on its discussions with management of the Company and the Company’s independent registered public accounting firm, and its review of the representations and information provided by management of the Company and the Company’s independent registered public accounting firm, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Catherine J. Friedman (Chair)

Owen Hughes

Willard H. Dere, M.D.

PROPOSAL 3 – NON-BINDING ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

This proposal gives our stockholders the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers. Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), at our 2015 Annual Meeting of Stockholders, our stockholders cast an advisory vote with respect to the frequency of future stockholder advisory votes on executive compensation. Based on the results of that vote, we determined to hold the stockholder non-binding advisory vote on executive compensation annually.

As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, motivate, and retain our named executive officers, who are critical to our success. Please read the “Compensation Discussion and Analysis” section of this proxy statement for additional details about our executive compensation programs. We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, is required by Section 14A of the Exchange Act and gives our stockholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices for named executive officers described in this proxy statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, by a non-binding advisory vote, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2020 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion.”

The say-on-pay vote is advisory, and therefore not binding on the Company, our Board or Compensation Committee. However, our Board and Compensation Committee value the opinions of our stockholders and will take into consideration the advisory vote results when making decisions regarding executive compensation.

Vote Required

This proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) by the holders entitled to vote on the proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Recommendation

Our Board recommends that stockholders vote “FOR” the Non-Binding Advisory Vote on the Compensation of our Named Executive Officers, and proxies solicited by our Board will be voted in favor thereof, unless a stockholder has indicated otherwise on the proxy.

EXECUTIVE OFFICERS

The following table sets forth certain information regarding our executive officers, including their ages as of the Annual Meeting.

Name	Age	Position
Jesper Hoeiland	59	President, Chief Executive Officer and Director
Jose Carmona	48	Senior Vice President, Chief Financial Officer and Treasurer
Joseph Kelly	51	Senior Vice President, Sales and Marketing
Charles Morris, MBChB, MRCP	55	Chief Medical Officer

For biographical information pertaining to Mr. Hoeiland, who is a director and executive officer of the Company, see the section of the proxy statement entitled “Proposal 1 – Election of Directors.”

Jose Carmona has served as our Senior Vice President, Chief Financial Officer and Treasurer since May 2017. Prior to joining Radius, Mr. Carmona served as the Chief Financial Officer of Innocoll Holdings plc (“Innocoll”), a pharmaceutical and medical device company, and its predecessor entity, Innocoll AG, from 2015 to 2017. Prior to Innocoll, he served as Chief Financial Officer of Alcon Europe, Middle East & Africa, a division of Novartis AG (“Novartis”), a pharmaceutical company, from 2013 to 2015 and prior to that he held numerous financial management positions with increasing responsibility at Novartis, as Divisional Chief Financial Officer in North America, Latin America and other senior global financial roles, from 2003 to 2013. Mr. Carmona received his B.S. in Industrial Civil Engineering from Universidad Tecnica Federico Santa Maria in Valparaiso, Chile, and his M.B.A. from Columbia Business School in New York City.

Joseph Kelly has served as our Senior Vice President, Sales and Marketing since November 2017. Prior to joining Radius, Mr. Kelly was Vice President of Sales, South and East United States at Novo Nordisk, Inc. (“Novo”). From 2002 until 2017, Mr. Kelly served in various positions of increasing responsibility at Novo, including commercial leadership roles. Mr. Kelly attended the University of Georgia and received his B.S. in Public Relations from Utica College of Syracuse University.

Charles Morris, MBChB, MRCP has served as our Chief Medical Officer since September 2018. Prior to joining Radius, Dr. Morris served as Chief Development Officer at PsiOxus Therapeutics, Ltd. (“PsiOxus”), a cancer gene therapy company, from September 2016. Prior to PsiOxus, he was Chief Development Officer at ImmunoGen, Inc., a biotechnology company focused on antibody-drug conjugate therapeutics, from November 2012 to August 2016. Prior to that, Dr. Morris was Chief Medical Officer at Allos Therapeutics, Inc., a biopharmaceutical company focused on anti-cancer therapeutics, and served in various leadership positions at Cephalon, a biopharmaceutical company, and AstraZeneca Pharmaceuticals (formerly Zeneca Pharmaceuticals), a pharmaceutical company. Dr. Morris is a graduate of Sheffield University Medical School and is a Member of the Royal College of Physicians of London.

CORPORATE GOVERNANCE

General

Our Board has adopted Corporate Governance Guidelines, a Code of Conduct and Business Ethics and charters for our Nominating and Corporate Governance Committee, Audit Committee, Compensation Committee and Strategy Committee to assist our Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters and our Code of Conduct and Business Ethics in the “Corporate Governance” section of the “Investors” page of our website located at www.radiuspharm.com, or by writing to our Secretary at our offices at 950 Winter Street, Waltham, Massachusetts, 02451.

Board Composition

Our Board currently consists of seven (7) members: Willard H. Dere, M.D., Catherine J. Friedman, Jean-Pierre Garnier, Ph.D., Jesper Hoeiland, Jessica Hopfield, Ph.D., Owen Hughes, and Anthony Rosenberg. As indicated in our Restated Certificate of Incorporation and our Amended and Restated Bylaws, the authorized number of directors may be changed only by resolution of our Board. Any additional directorships resulting from an increase in the number of directors would be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of the outstanding shares of our Common Stock.

Our Board is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successor to each director whose term then expires will be elected to serve from the time of election and qualification until the third annual meeting following election or such director’s death, resignation or removal, whichever is earliest to occur.

Majority Voting in Director Elections

Our directors must be elected by a majority of votes cast in uncontested elections and by a plurality of votes cast in contested elections, which occurs where the number of director nominees exceeds the number of directors to be elected. Any incumbent director who is not re-elected must tender his or her resignation to our Board. Our Nominating and Corporate Governance Committee will make a recommendation to our Board as to whether to accept or reject the resignation, or whether other action should be taken. Our Board will act on the recommendation and publicly disclose its decision within 90 days following certification of the voting results. An incumbent director who tenders his or her resignation may not participate in such decisions of our Nominating and Corporate Governance Committee or our Board.

Director Independence

Our Board has affirmatively determined that each of Willard H. Dere, M.D., Catherine J. Friedman, Jean-Pierre Garnier, Ph.D., Kurt C. Graves, who resigned from our Board in March 2020, Jessica Hopfield, Ph.D., Owen Hughes, Anthony Rosenberg, and Debasish Roychowdhury, M.D., who resigned from our Board in December 2019, is an “independent director,” as defined under Nasdaq rules. In evaluating and determining the independence of the directors, our Board considered the relationships that each such director has with our Company and all other facts and circumstances that our Board deemed relevant in determining their independence, including the beneficial ownership of our Common Stock by each such director.

Director Candidates

Our Nominating and Corporate Governance Committee is responsible for searching for qualified director candidates for election to our Board and filling vacancies on our Board. To facilitate the search process, our Nominating and Corporate Governance Committee may solicit our current directors and executives for the names of potentially qualified candidates or ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. Our Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders. Once potential candidates are identified, our Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from the Company and potential conflicts of interest and determines if candidates meet the qualifications desired by the committee of candidates for election as a director. To the extent feasible, candidates are interviewed by our Nominating and Corporate Governance Committee, other members of our Board, and members of our executive management.

In considering whether to recommend any particular candidate for inclusion in our Board’s slate of recommended Director nominees, our Nominating and Corporate Governance Committee will apply the criteria set forth in our Corporate Governance Guidelines. These criteria include the candidate’s integrity, ethics and values; practical business judgment; experience in corporate management and finance; relevant social policy concerns; professional and academic experience relevant to our industry and operations; and experience as a board member or executive officer of another publicly held company. Our Nominating and Corporate Governance Committee also considers the candidate’s diversity of expertise and experience in substantive matters pertaining to our business relative to other Board members, as well as diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience. Our Board evaluates each individual in the context of our Board as a whole, with the objective of assembling a group that can best perpetuate our success and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend a director for re-election, our Nominating and Corporate Governance Committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of our Board.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential Director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, c/o Secretary, Radius Health, Inc., 950 Winter Street, Waltham, Massachusetts, 02451. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate candidates recommended by stockholders by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Communications from Stockholders

Our Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our Secretary is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the Directors as he considers appropriate.

Communications are forwarded to all Directors if they relate to important substantive matters and include suggestions or comments that our Secretary and Chairman of our Board consider to be important for the Directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications. Stockholders who wish to send communications on any topic to our Board should address such communications to our Board of Directors by writing: c/o Secretary, Radius Health, Inc., 950 Winter Street, Waltham, Massachusetts, 02451.

For a stockholder communication directed to an individual Director in his or her capacity as a member of our Board, stockholders may send such communication to the attention of the individual Director by writing: c/o Chairman of the Board, Radius Health, Inc., 950 Winter Street, Waltham, Massachusetts, 02451. We will forward any such stockholder communication to each Director, and the Chairman in his capacity as a representative of our Board, to whom such stockholder communication is addressed, unless there are safety or security concerns that mitigate against further transmission.

Board Leadership Structure and Role in Risk Oversight

Our Board is currently chaired by Mr. Hughes. Our Board believes that separation of the positions of Chairman and Chief Executive Officer reinforces the independence of our Board from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of our Board as a whole. As such, Mr. Hoeiland serves as our President and Chief Executive Officer while Mr. Hughes serves as the Chairman of the Board but is not an officer of the Company.

Our Board and Board committees have an active role in overseeing management of our risks. Our Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. Our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. Our Audit Committee oversees management of financial risks. Our Nominating and Corporate Governance Committee manages risks associated with the independence of our Board and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire Board stays regularly informed through committee reports about such risks. Our Board does not believe that its role in the oversight of our risks affects our Board’s leadership structure.

Code of Ethics

We have adopted a Code of Conduct and Business Ethics (the “Code of Conduct”) that applies to all of our directors, officers and employees. A copy of our Code of Conduct is available on our website at www.radiuspharm.com in the “Corporate Governance” section of the “Investors” page. In addition, we intend to post on our website all disclosures that are required by SEC rules and/or Nasdaq rules concerning any amendments to, or waivers from, any provision of our Code of Conduct.

Director Attendance at Board and Committee Meetings

There were eight meetings of our Board during the fiscal year ended December 31, 2019. During the fiscal year ended December 31, 2019, each of our incumbent Directors attended at least 75% of the aggregate of all meetings of our Board and committees on which the Director served during the period in which he or she was on the Board or committee.

Currently, we do not maintain a formal policy regarding director attendance at the Annual Meeting; however, it is expected that absent compelling circumstances directors will attend. All of our directors attended our 2019 Annual Meeting of Stockholders.

Executive Sessions

As provided in our Corporate Governance Guidelines, our non-management directors meet in executive session without management directors or management present on a regularly scheduled basis, but no less than twice per year. In addition, our Corporate Governance Guidelines provide that our independent directors must also meet separately at least once per year in an executive session.

BOARD COMMITTEES

Our Board has established four standing committees—Audit, Compensation, Nominating and Corporate Governance and Strategy—each of which operates under a written charter that has been approved by our Board.

The members of each of our Board committees are set forth in the following chart. Mr. Hoeiland does not currently serve on any of our Board committees.

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Strategy Committee
Willard H. Dere, M.D.	X		X
Catherine J. Friedman	Chair	X		X
Jean-Pierre Garnier, Ph.D.		Chair	X
Jessica Hopfield, Ph.D.			Chair	X
Owen Hughes	X	X
Anthony Rosenberg				Chair

Audit Committee

Our Audit Committee oversees our corporate accounting and financial reporting process. Among other matters, our Audit Committee:

•	appoints, approves the compensation of, and assesses the independence of our registered public accounting firm;
•	oversees the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;
•	reviews and discusses with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
•	monitors our internal control over financial reporting, disclosure controls and procedures and Code of Conduct and Business Ethics;
•	discusses our risk management policies;
•	reviews and approves or ratifies any related person transactions; and
•	prepares the Audit Committee Report required by SEC rules.

The members of our Audit Committee are Catherine J. Friedman, Willard H. Dere, M.D., and Owen Hughes. Ms. Friedman serves as chair of the committee. Our Audit Committee met four times during the fiscal year ended December 31, 2019.

Each member of our Audit Committee meets the independence requirements of Rule 10A-3 under the Exchange Act, and is able to read and understand fundamental financial statements, as required by the Nasdaq rules. In addition, our Board has determined that Ms. Friedman is an “audit committee financial expert” as defined under the rules of the SEC and has the requisite financial sophistication as defined under the Nasdaq rules.

Compensation Committee

Our Compensation Committee reviews and recommends policies relating to compensation and benefits of our officers and employees, including our executive officers. The Compensation Committee, among other matters:

•	reviews and approves, or makes recommendations to our Board with respect to, the compensation of our Chief Executive Officer and our other executive officers;
•	oversees an evaluation of our senior executives;
•	oversees and administers our cash and equity incentive plans;
•	reviews and makes recommendations to our Board with respect to director compensation;
•	reviews and discusses annually with management our “Compensation Discussion and Analysis”; and
•	prepares the annual Compensation Committee Report required by Item 407(e)(5) of Regulation S-K.

Our Compensation Committee has the sole authority to retain, oversee or terminate the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities.

Our Compensation Committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time as further described in its charter, which is available on our website at www.radiuspharm.com. Our Compensation Committee may also delegate to one or more executive officers the authority to grant equity awards to certain employees, as further described in its charter and subject to the terms of our equity plans.

The members of our Compensation Committee are Jean-Pierre Garnier, Ph.D., Catherine J. Friedman, and Owen Hughes. Dr. Garnier serves as the chair of the committee. Our Compensation Committee met four times during the fiscal year ended December 31, 2019. Kurt C. Graves served on our Compensation Committee until his resignation in March 2020.

Our Board has determined that each member of our Compensation Committee is independent under the Nasdaq rules, including the Nasdaq rules specific to compensation committee independence.

For information regarding the role of compensation consultants and executive officers in determining our executive compensation refer to “Executive Compensation—Compensation Discussion and Analysis—Role of Compensation Consultant in Determining Executive Compensation” and “Executive Compensation—Compensation Discussion and Analysis—Role of Executive Officers in Determining Executive Compensation” below.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee, among other things:

•	identifies individuals qualified to become Board members;
•	recommends to our Board the persons to be nominated for election as directors and to be appointed to each of the Board’s committees;
•	reviews and makes recommendations to our Board with respect to management succession planning; and
•	develops and recommends to our Board corporate governance guidelines.

Our Nominating and Corporate Governance Committee consists of Jessica Hopfield, Ph.D., Willard H. Dere, M.D., and Jean-Pierre Garnier, Ph.D. Dr. Hopfield serves as the chair of the committee. Our Nominating and Corporate Governance Committee met three times during the fiscal year ended December 31, 2019. Kurt C. Graves served as the chair of the Nominating and Corporate Governance Committee until his resignation in March 2020.

Strategy Committee

Our Strategy Committee, among other things:

•	reviews and provides guidance to management and our Board with respect to our long-term business strategy;
•

advises management and our Board on our business development strategy, including on optimal transaction structures and partner companies for existing programs and on potential partnering or acquisition opportunities;

•	periodically reviews with management potential strategic transactions and business development opportunities; and
•	provides advice to management on the engagement of strategic, financial and business development advisors to support the execution of our business development and corporate strategy.

Our Strategy Committee consists of Jessica Hopfield, Ph.D., Catherine J. Friedman and Anthony Rosenberg. Mr. Rosenberg serves as the chair of the committee. Our Strategy Committee met two times during the fiscal year ended December 31, 2019.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) provides an overview and analysis of the compensation awarded to, or earned by, our named executive officers (“NEOs”) for 2019, including the elements of our executive compensation program, material compensation decisions made under that program for 2019 and the material factors considered in making those decisions. We collectively refer to our NEOs, other than our Chief Executive Officer (“CEO”), as our “Other NEOs.”

Our NEOs for 2019 were:

Name	Position
Jesper Hoeiland	President, Chief Executive Officer and Director
Jose Carmona	Senior Vice President, Chief Financial Officer and Treasurer
Charles Morris, MBChB, MRCP	Chief Medical Officer
Brent Hatzis-Schoch, J.D.(1)	Senior Vice President, General Counsel and Secretary
Joseph Kelly	Senior Vice President, Sales and Marketing
[1]	Mr. Hatzis-Schoch resigned from the Company in May 2019.

Executive Summary and Company Background

We are a science-driven fully integrated biopharmaceutical company that is committed to developing and commercializing innovative endocrine therapeutics. We have an approved product, TYMLOS® (abaloparatide) injection, which we market in the U.S. for the treatment of postmenopausal women with osteoporosis at high risk for fracture. Our clinical pipeline includes abaloparatide for subcutaneous injection (“abaloparatide-SC”) under investigation for potential use in men with osteoporosis; an investigational abaloparatide transdermal patch (“abaloparatide-patch”) for potential use in the treatment of osteoporosis; the investigational drug elacestrant (RAD1901), a selective estrogen receptor degrader (“SERD”), for potential use in the treatment of hormone-receptor positive breast cancer; and our internally discovered investigational drug RAD140, a non-steroidal, selective androgen receptor modulator (“SARM”) for potential use in the treatment of hormone-receptor positive breast cancer. We aim to add additional clinical pipeline and/or commercial assets focused on bone health and targeted endocrine diseases.

In 2019 we made great strides toward our goal of becoming a leading provider of innovative endocrine therapeutics, including:

•	Achieving full-year 2019 TYMLOS U.S. net sales of $173.3 million, a 75% increase from full-year 2018, and exceeding our guidance of $168 million to $172 million.
•	Ending 2019 with $161 million in cash, cash equivalents and investments, in line with our guidance of in excess of $130 million.
•

TYMLOS achieving market leadership in new postmenopausal osteoporosis patient starts (NBRx) with anabolics in December 2019 and expanding TYMLOS market access for Medicare Part D from 67% to 79% for 2020.

•	Initiating our pivotal Phase 3 ‘wearABLe’ clinical trial investigating abaloparatide-patch in postmenopausal osteoporosis.
•

Presenting top-line data from our Phase 1b abaloparatide-patch patient assessment study reflecting that levels of procollagen type I propeptide (PINP), a biomarker for bone formation, after one month in this study were consistent with results after one month of treatment in our Phase 3 ACTIVE study of TYMLOS, and receiving a special protocol assessment agreement from the U.S. Food and Drug Administration (“FDA”) for our Phase 3 wearABLe study of abaloparatide-patch, which means the FDA considers the study design to be adequate and well-controlled to support marketing approval provided the study endpoints are achieved.

•	Advancing recruitment in our ongoing Phase 3 ‘EMERALD’ clinical trial investigating elacestrant as a second- or third-line monotherapy in patients with advanced or metastatic breast cancer.
•	Presenting data from our Phase 1A clinical trial of RAD140.

In 2020, we are focused on our objectives to reach total market leadership (TRx) for TYMLOS in the U.S. anabolic market and progress our late-stage clinical pipeline, where we aim to complete recruitment in our Phase 3 wearABLe clinical study of abaloparatide-patch, ‘ATOM’ clinical trial of abaloparatide-SC for male osteoporosis, and EMERALD clinical trial of elacestrant.

Reflecting our operational and strategic achievements in 2019, our stock price rose nearly 20% during the past year. Actions taken by our Compensation Committee in 2019 include:

•

Short-Term Incentives – Our Compensation Committee set challenging operational, pipeline and organizational goals aligned with our strategic objectives. In 2019, our executives received less than target levels on their annual performance-based bonus awards as our corporate performance was also less than target (primarily due to our not achieving our objectives related to elacestrant), demonstrating alignment of our pay-for-performance compensation philosophy.

•

Long Term Incentives – Our executives were granted stock options to emphasize our strategic focus on stock price performance. In 2019, however, in addition to stock options, our Compensation Committee determined to also grant performance-based restricted stock units (“PRSUs”) to our CEO, with a milestone goal of the Company’s execution of a Board approved partnership agreement for elacestrant, a key business objective of the Company, within 12 months of the February 22, 2019 grant date. In 2020, our CEO again received PRSUs tied to critical business objectives of the Company over a three-year measurement period. In addition to stock options, our Other NEOs also received restricted stock units (“RSUs”) in 2019 subject to time-based vesting as a long-term, retentive vehicle.

•	Peer group – Our Compensation Committee revised our peer group for 2019, and again for 2020, to properly reflect our stage of development, revenue, market capitalization, and employee size.
•

Clawback Policy – Our Board adopted a clawback policy with a three-year lookback period that covers incentive compensation paid to our executive officers. The policy provides that if we are required to prepare an accounting restatement due to our material non-compliance with any financial reporting requirement under federal securities laws as a result of intentional misconduct by any of our executive officers, our Compensation Committee may require the executive to repay to us any excess compensation received by the executive during the covered period. For purposes of this policy, excess compensation means any cash or performance-based equity compensation predicated on the achievement of financial performance goals or financial metrics (excluding any incentive-based compensation based on total shareholder return or any similar stock price-based metric) that is in excess of the amount such executive would have received, if such compensation had been determined based on the financial results reported in the restated financial statement.

We believe our Compensation Committee has designed our executive compensation program to reflect our current size, strategy, and operational priorities, and has motivated and incentivized our management team to build long-term, sustainable stockholder value.

Compensation Philosophy and Objectives

We intend that total compensation for our NEOs reflect our pay-for-performance compensation philosophy in order to attract, retain and motivate our officers who have relevant, critical skills and experience, and can make important contributions to the achievement of our business objectives. Total compensation is allocated between several compensation elements, taking into consideration the balance between providing short- and long-term incentives related to our financial and operational performance, in a manner intended to align the interests of our NEOs with the interests of our stockholders, reward value creation and provide competitive pay and benefits to our NEOs. Variable incentive compensation is a key component of our compensation strategy and helps to ensure that total compensation reflects the overall performance of our Company.

To achieve our compensation objectives, we provide executives with a total compensation package consisting primarily of the following fixed and variable compensation elements:

Compensation Element	Purpose
Base Salary	Recognizes performance of job responsibilities and attracts and retains individuals with superior talent
Annual Cash Incentives	Provides short-term incentives to attain key business objectives
Equity Incentive Awards	Promotes the maximization of stockholder value by aligning the interests of our executive officers and stockholders

Executive Target Pay Mix

Consistent with our desire to align pay and performance, we take the above-mentioned elements and more heavily weight their distribution towards variable or at-risk incentive pay. Although our Compensation Committee does not target a specific allocation for each pay element, the Compensation Committee is nevertheless cognizant of delivering an appropriate balance between fixed and variable elements, as well as short- and long-term incentives, as evidenced in the following 2019 target pay mix allocation charts:

[1]	Excludes Mr. Hatzis-Schoch who resigned from the Company in May 2019.

Realizable Value

We believe strong pay-for-performance programs align the short- and long-term interests of management and stockholders. One way to demonstrate this alignment is to take a snapshot of compensation and note the variance between the ‘realizable value’ of such compensation and the amounts reported as the grant date fair value in our Summary Compensation Table – 2019, 2018, 2017 (an accounting value, as required by the SEC).

Although our stock price performed well over the past year, the difference between the grant date target values of our annual cash and equity incentives for 2019 (the bar labeled “Target Incentives” in the charts below) and the realizable pay (the bar labeled “Realizable as of FYE” in the chart below) is a reminder of our alignment of pay and performance. While we believe our stock price will increase in the future as the Company continues to execute on its strategy, and although the stock options granted to our executives in 2019 still have several years to vest and become of value, all these executive options were only slightly above water as of the end of the year. In addition, the majority of the stock options granted to our currently employed NEOs in prior years were underwater as of the end of 2019. In 2019, each NEO received grants of time-based, in the case of our Other NEOs, and performance-based, in the case of our CEO, restricted stock units and stock options on February 22 with a strike price of $19.18/share. On December 31, 2019, the last trading day of 2019, our stock price was $20.16/share.

[1]	Excludes Mr. Hatzis-Schoch who resigned from the Company in May 2019 and did not receive any annual cash incentive for 2019.

“Target Incentives” is the grant date fair value of time-based and performance-based restricted stock units and stock options and the target annual cash incentives.

“Realizable as of FYE” is defined as the actual annual cash incentive received for 2019 performance, as well as the options spread value as of December 31, 2019, the last trading day of the year, and the end of year value of both time-based and performance-based restricted stock units granted in 2019, when the stock price closed at $20.16/share.

Strong Governance of our Compensation Program

Our pay-for-performance philosophy and compensation governance practices are designed to provide an appropriate framework for our executives to achieve our financial and strategic goals without encouraging them to take excessive risks in their business decisions. Some of our core practices include:

What We Do
✓ Deliver executive compensation primarily through performance-based pay
✓ Heavily weight executive compensation towards variable or at-risk incentive pay

✓ Maintain a clawback policy covering excess compensation (cash and equity) paid to our executive officers due to a material restatement of our financial statements as a result of intentional misconduct by any of our executive officers

✓ Maintain an independent compensation committee with entirely independent directors
✓ Retain and consult with an independent compensation consultant (Radford) on compensation levels and practices
✓ Utilize industry-specific peer group tailored to current market capitalization and stage of development and verifiable market data to benchmark competitive pay
✓ Set challenging short- and long-term incentive program goals
✓ Responsible use of shares under our long-term incentive program
✓ Grant equity awards with meaningful vesting periods
✓ Award bonuses consistent with performance
✓ Provide market-competitive benefits for executives which are consistent with the rest of our employees
✓ Conduct annual say-on-pay vote

What We Don’t Do
✘ No “single-trigger” change of control payments or equity acceleration
✘ No excessive perquisites
✘ No tax gross-ups to executives
✘ No hedging or pledging of our securities
✘ No guaranteed annual bonuses, salary increases or equity awards
✘ No stock option re-pricings without shareholder approval
✘ No supplemental executive retirement plans

Stockholder Say-On-Pay Vote Results

At our 2019 Annual Meeting of Stockholders held on June 6, 2019, we provided our stockholders with the opportunity to cast a non-binding advisory vote on the compensation of our NEOs. Approximately 94% of the votes cast on our “say-on-pay” vote were voted in favor of the proposal. We have considered the results of this vote and believe the strong support of our stockholders for the proposal indicates that our stockholders are supportive of our approach to executive compensation. Accordingly, we decided to maintain our general approach to executive compensation and made no significant changes to our executive compensation arrangements or to our compensation policies in response to the vote. In the future, we will continue to consider the outcome of our “say-on-pay” votes when making compensation decisions regarding our NEOs and determining compensation policies.

Determination of Compensation Awards

Our Compensation Committee has principal authority for determining and approving, or recommending to our Board for approval, the compensation awards available to our NEOs and is charged with reviewing our executive compensation policies and practices to ensure adherence to our compensation philosophies and objectives. In determining 2019 executive compensation, the Compensation Committee consulted with our CEO (other than with respect to his own compensation) and considered advice and data provided by the Company’s independent compensation consultant, Radford, which is part of the Rewards Solutions practice at Aon plc (“Radford”). Additional information regarding their roles is provided below under the headings “Role of Compensation Consultant in Determining Executive Compensation” and “Role of Executive Officers in Determining Executive Compensation.” Radford assisted with benchmarking the compensation of our senior executives by providing peer group and market information to support the Company and Compensation Committee in determining fully competitive and appropriate pay levels.

Role of Compensation Consultant in Determining Executive Compensation

Our Compensation Committee has the sole authority under its charter to engage the services of a consulting firm or other outside advisor to assist it in designing our compensation programs and in making executive compensation decisions. Our Compensation Committee engaged Radford as its compensation consultant and, when making executive compensation decisions in 2019, our Compensation Committee considered advice and data provided by Radford. Radford provided our Compensation Committee with peer group and market information that our Compensation Committee used when determining whether our executive compensation is competitive, commensurate with the executive officers’ responsibilities and consistent with market trends in executive compensation practices for comparable companies. Radford also provides services to us that are unrelated to executive compensation. Our Compensation Committee has considered the adviser independence factors required under SEC rules and the Nasdaq listing standards as they relate to Radford and does not believe Radford’s work raised a conflict of interest.

In November 2018, in connection with our Compensation Committee’s review of our executive compensation programs, Radford conducted and presented to the Compensation Committee an assessment of our peer group, taking into account the Company’s progress in advancing its development programs and its growth. In particular, our Compensation Committee considered selection criteria for our peer group to include companies with products under regulatory review or early commercial stage companies, with an emphasis on those in the early stage of commercialization. In performing this competitive assessment, Radford recommended a peer group, selected by our Compensation Committee in consultation with Radford, based on stage of development, revenue, industry, market capitalization, employee size and executive role considerations.

As a result of that assessment, our peer group was updated for use in determining 2019 NEO compensation, to be comprised of the 18 publicly traded companies shown in the table below, which operate in the broader biopharmaceutical industries that represent competitors for executive talent and capital.

2019 Peer Group
ACADIA Pharmaceuticals Inc.	Keryx Biopharmaceuticals, Inc.	Retrophin, Inc.
Clovis Oncology, Inc.	Lexicon Pharmaceuticals, Inc.	Sorrento Therapeutics, Inc.
Dynavax Technologies Corporation	Momenta Pharmaceuticals, Inc.	Spectrum Pharmaceuticals, Inc.
Flexion Therapeutics Inc.	Pacira BioSciences, Inc.	Tesaro
Halozyme Therapeutics, Inc.	Portola Pharmaceuticals, Inc.	Vanda Pharmaceuticals, Inc.
INSYS Therapeutics, Inc.	Puma Biotechnology, Inc.	Vericel Corporation

Our Compensation Committee recognizes the very competitive market for executive talent in our industry, and the importance of attracting and retaining strong talent as our business continues to evolve. Our positioning on compensation is intended to keep our Company competitive while strongly incentivizing performance and appropriately controlling executive compensation cost.

In October 2019, in connection with our Compensation Committee’s review of our executive compensation programs, Radford conducted and presented to the Compensation Committee a competitive assessment of the compensation program for our executive officers. In conducting this competitive assessment, Radford recommended changes to the peer group selected by our Compensation Committee based on the change in market capitalization of the Company since the updates to our peer group in November 2018. The peer group that was used when determining 2020 compensation for our NEOs was comprised of the 18 publicly traded companies shown in the table below, which operate in the broader biopharmaceutical industries that represent competitors for executive talent and capital.

2020 Peer Group
ACADIA Pharmaceuticals, Inc.	Halozyme Therapeutics, Inc.	Puma Biotechnology, Inc.
Acceleron Pharma, Inc.	Intercept Pharmaceuticals, Inc.	Retrophin, Inc.
Akcea Therapeutics, Inc.	Momenta Pharmaceuticals, Inc.	Sorrento Therapeutics, Inc.
Clovis Oncology, Inc.	Pacira BioSciences, Inc.	Spectrum Pharmaceuticals, Inc.
Dynavax Technologies Corporation	Portola Pharmaceuticals, Inc.	Vanda Pharmaceuticals Inc.
Flexion Therapeutics Inc.	PTC Therapeutics, Inc.	Vericel Corporation

Role of Executive Officers in Determining Executive Compensation

Our CEO made recommendations to our Compensation Committee to assist it in determining 2019 compensation levels for our other executive officers. In addition, our CEO provided our Compensation Committee with a review of the performance of our other executive officers. While our Compensation Committee utilized this information and valued our CEO’s observations with regard to compensation, the ultimate decisions regarding 2019 executive compensation were made by our Compensation Committee or our Board upon the recommendation of the Compensation Committee.

Components of Compensation

Our executive compensation program consists of three primary components: base salary, annual performance-based cash incentives, and periodic equity-based incentives, historically in the form of stock options, and, starting in 2019, also including PRSUs for our CEO and time-vested RSUs for our Other NEOs.

Base Salary

The annual base salary for each of our NEOs was initially established at the time the executive was hired, based on an assessment of market data and the experience of the candidate, in order to develop a compensation package, including base salary, that was necessary to attract and retain each individual.

Our Compensation Committee periodically reviews and evaluates, with input from our CEO, other than with respect to his own salary, the need for adjustment of the base salaries of our NEOs based on changes and expected changes in the scope of an executive’s responsibilities, including promotions, individual contributions made by and performance of the executive during the prior fiscal year, the executive’s performance over a period of years, overall labor market conditions, the relative ease or difficulty of replacing the executive with a well-qualified person, our overall growth and development as a company and general salary trends in our industry. No specific weight is assigned to any of these criteria.

The following table sets forth the annualized base salaries of our NEOs for 2019 and 2020.

Name	2019 Base Salary ($)	2020 Base Salary ($)	Percent Change(1)
Jesper Hoeiland	642,720	662,002	3%
Jose Carmona	439,192	461,152	5%
Charles Morris, MBChB	509,850	520,047	2%
Joseph Kelly	397,889	409,826	3%
Brent Hatzis-Schoch, J.D.(2)	451,112	—	—
[1]	Represents the percentage change in base salary from the prior year. Base salaries are effective January 1 of the applicable year.
[2]	Mr. Hatzis-Schoch resigned from the Company in May 2019.

Annual Performance-Based Cash Incentives

We believe that the payment of annual, performance-based cash compensation provides incentives necessary to retain executive officers and reward them for short-term Company performance. Each NEO is eligible to receive an annual performance-based cash bonus based on achievement of performance goals developed by our Compensation Committee or Board with input from our CEO (other than with respect to his own compensation). Each NEO has a target annual bonus award amount, expressed as a percentage of the NEO’s base salary. After the fiscal year is completed, the Compensation Committee reviews actual performance against the stated goals and determines subjectively what it believes to be the appropriate level of cash bonus, if any, for our NEOs. For 2019, the actual bonus amounts for our NEOs were approved by our Compensation Committee with input from our CEO (other than with respect to his own compensation).

Our corporate, financial and operational goals for 2019, and our level of achievement against them, were:

Goal	Target Percentage	Achievement Against Goal	Level of Achievement
1. Corporate, Commercial and Business Development: (a) Full-year TYMLOS U.S. net sales of $170 million (b) Year-end cash and investments balance in excess of $100 million (c) Achieve TYMLOS market access/share targets with no supply shortages (d) Enter into partnership for elacestrant	60%	Underachieved	50%
3. Pipeline Development: (a) Initiate Phase 3 trial for abaloparatide patch (b) Achieve year-end patient recruitment target for elacestrant Phase 3 EMERALD trial (c) Initiate elacestrant combination trial	30%	Underachieved	10%
4. Organizational: (a) Achieve employee engagement metrics	10%	Achieved	10%
Total Achievement			70%

In February 2020, our Compensation Committee met to review performance against the Company’s 2019 goals and determined that although we had achieved and even exceeded a number of our goals and objectives for 2019, because we had not met our objectives related to elacestrant (partnering, EMERALD trial recruitment, and initiating a combination trial), overall, our actual corporate performance was seventy percent (70%) of target. In particular, our Compensation Committee concluded that we had exceeded key corporate and commercial objectives for 2019 by:

•	Achieving full-year TYMLOS U.S. net sales of $173.3 million.
•	Ending 2019 with $161 million in cash, cash equivalents and investments.
•

Achieving market leadership for TYMLOS in new postmenopausal osteoporosis patient starts (NBRx) with anabolics in December 2019 and expanding TYMLOS market access for Medicare Part D from 67% to 79% for 2020, with no interruptions in product supply.

Our Compensation Committee also concluded that we had met a portion of our goals regarding pipeline development and all of our organizational objectives by:

•

Initiating our pivotal Phase 3 wearABLe clinical trial investigating abaloparatide-patch in postmenopausal osteoporosis, following top-line data from our Phase 1b abaloparatide-patch patient assessment study reflecting that levels of PINP, a biomarker for bone formation, after one month in this study were consistent with results after one month in our Phase 3 ACTIVE study of TYMLOS and a special protocol assessment agreement from the FDA for the study, which means the FDA considers the study design to be adequate and well-controlled to support marketing approval provided the study endpoints are achieved.

•	Advancing recruitment in our ongoing Phase 3 EMERALD clinical trial investigating elacestrant as a second- or third-line monotherapy in patients with advanced or metastatic breast cancer.

In February 2020, our Compensation Committee also reviewed each individual NEO’s performance within the NEO’s area of responsibility and, based on the individual’s performance against, and contribution to the achievement of, our corporate goals and the scope of the executive officer’s area of responsibility, as well as the collective business judgment and industry experience of the individual Compensation Committee members, and after considering input from our CEO (other than with respect to himself), the Compensation Committee approved the bonuses for our NEOs set forth in the table below. Messrs. Carmona and Kelly’s annual performance bonus for 2019 reflects their contributions towards exceeding our corporate and commercial objectives, respectively, for 2019. The target performance bonus percentage levels for each of our NEOs did not increase in 2019 over 2018.

	2019 Target Bonus		2019 Actual Bonus
Name	% of Base Salary	($)	% of Base Salary	($)
Jesper Hoeiland	65%	417,768	45.5%	292,438
Jose Carmona	45%	197,636	42.8%	187,755
Charles Morris, MBChB	45%	229,433	31.5%	160,603
Joseph Kelly	40%	159,156	34.0%	135,282
Brent Hatzis-Schoch, J.D.(1)	45%	203,000	—	—
[1]	Mr. Hatzis-Schoch resigned from the Company in May 2019 and therefore did not receive an annual bonus.

Equity-Based Awards

Our Compensation Committee believes that our employees in a position to make a substantial contribution to our long-term success should have a significant and ongoing stake in our Company. Equity awards not only compensate but also motivate and encourage retention of our key employees by providing an opportunity for the recipients to participate in the ownership of our Company. In addition, we believe equity awards align the interests of our key employees with the interests of our stockholders.

We have historically made initial awards of stock options to our NEOs upon commencement of employment with us and from time to time thereafter as our Board or Compensation Committee determined appropriate to motivate, retain and reward our NEOs for their performance and our success. Equity awards have been tied to both time-based and performance-based vesting conditions. Generally, our time-based stock options vest as to 25% of the underlying shares on the first anniversary of the date of grant (or employment commencement date for initial awards) and in 36 equal monthly installments during the three years thereafter, subject to the holder’s continued service to the Company through each applicable vesting date.

In 2019 and 2020, each of our NEOs received an award of stock options with time-based vesting conditions. In 2019, in addition to an award of stock options with time-based vesting conditions and consistent with the Company’s pay-for-performance compensation philosophy and investor preferences, our CEO also received a PRSU award tied to the Company’s execution of a Board approved partnership agreement for elacestrant, a key business objective of the Company, within 12 months of the grant date, February 22, 2019. In addition to the performance requirement, 50% of the PRSU award also had a three-year retention vesting requirement. Mr. Hoeiland’s 2019 PRSU award did not vest as this objective was not achieved prior to February 22, 2020, reflecting the heavily weighted at-risk and performance-based nature of our compensation program. In 2019 and 2020, each of our Other NEOs also received RSUs, each tied to time-based vesting conditions.

In 2020, in addition to an award of stock options with time-based vesting conditions and consistent with the Company’s pay-for-performance compensation philosophy and investor preferences, our CEO again received a PRSU award tied to the Company’s execution of several key business objectives, which, if achieved, would vest at the end of a three-year measurement period in the following amounts, (i) 25% if TYMLOS sales achieve a pre-specified compound annual growth rate in the calendar years 2020 through 2022, (ii) 50% if top-line clinical trial data from our wearABLe Phase 3 study of abaloparatide-patch shows that abaloparatide-patch met the primary endpoint of statistical non-inferiority to abaloparatide for subcutaneous injection, and (iii) 25% if we achieve profitability before the end of calendar year 2022. The equity awards granted to our NEOs for 2019 and 2020 are each described in greater detail below.

Our Compensation Committee evaluates various factors when determining the precise number of equity-based awards to grant to our NEOs, including the base salary and target annual cash incentive opportunity of the NEO, the value of the total compensation package our Compensation Committee deems appropriate to attract and retain highly qualified NEOs in light of the competitive environment, the NEO’s ability to influence and create long-term stockholder value and, with respect to awards granted to our NEOs from time to time after they have commenced employment, the equity-based holdings of the NEO and the individual’s personal experience and performance in recent periods.

The following table sets forth the amount and terms of the equity awards granted to our NEOs in 2019. For a discussion of the impact that certain terminations of employment would have on the vesting of these awards, refer below to the heading “Potential Payments upon Termination or Change in Control.”

Name	Grant Date	Number of Shares Underlying Options Granted(1)	Number of PRSUs or RSUs Granted(2)
Jesper Hoeiland	2/22/19	128,000	71,000
Jose Carmona	2/22/19	55,000	15,000
Charles Morris, MBChB	2/22/19	55,000	15,000
Joseph Kelly	2/22/19	30,000	10,000
Brent Hatzis-Schoch, J.D.	2/22/19	55,000	15,000
[1]

These stock options vested as to 25% of the underlying shares on the one-year anniversary of the grant date, and the remainder of the stock options vest as to 1/48th of the underlying shares on the same day of each of the 36 consecutive months thereafter, subject to the executive’s continued service to the Company through each applicable vesting date. All of the awards were granted with an exercise price equal to the closing price of our Common Stock on the award grant date.

[2]

For Mr. Hoeiland, 50% of the PRSUs would have vested upon the execution of a Board approved partnership agreement for elacestrant within 12 months of the grant date, and, if such performance condition had been achieved, the remaining 50% of the PRSUs would have vested on the third anniversary of the grant date, subject to Mr. Hoeiland’s continued service to the Company through such vesting dates. For each of our Other NEOs, the RSUs vest in four substantially equal annual installments on each of the first four anniversaries of the grant date, subject to the executive’s continued service to the Company through such vesting dates.

The following table sets forth the amount and terms of the equity awards granted to our NEOs in 2020.

Name	Grant Date	Number of Shares Underlying Options Granted(1)	Number of PRSUs or RSUs Granted(2)
Jesper Hoeiland	2/20/20	107,000	70,000
Jose Carmona	2/20/20	45,000	30,000
Charles Morris, MBChB	2/20/20	30,000	20,000
Joseph Kelly	2/20/20	25,000	17,500
[1]

These stock options vest as to 25% of the underlying shares on the one-year anniversary of the grant date, and the remainder of the stock options vest as to 1/48th of the underlying shares on the same day of each of the 36 consecutive months thereafter, subject to the executive’s continued service to the Company through each applicable vesting date. All of the awards were granted with an exercise price equal to the closing price of our Common Stock on the award grant date.

[2]

For Mr. Hoeiland, the PRSUs would vest at the end of a three-year measurement period in the following amounts, (i) 25% if TYMLOS sales achieve a pre-specified compound annual growth rate in the calendar years 2020 through 2022, (ii) 50% if top-line clinical trial data from our wearABLe Phase 3 study of abaloparatide-patch shows that abaloparatide-patch met the primary endpoint of statistical non-inferiority to abaloparatide for subcutaneous injection, and (iii) 25% if we achieve profitability before the end of calendar year 2022, subject to Mr. Hoeiland’s continued service to the Company through such vesting dates. For each of our Other NEOs, the RSUs vest in three substantially equal annual installments on each of the first three anniversaries of the grant date, subject to the executive’s continued service to the Company through such vesting dates.

Retirement Programs

We maintain a tax-qualified 401(k) defined contribution plan in which substantially all of our full-time employees, including our NEOs, are eligible to participate. We provide an employer matching contribution equal to 100% of a participant’s eligible contributions of up to 3% of eligible compensation and 50% of the next 2% of eligible compensation, subject to limits established by the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”). All matching contributions are fully vested when made. Our 401(k) plan is intended to provide our employees, including our NEOs, with an opportunity for tax-efficient retirement savings and long-term financial security. We do not maintain any defined benefit pension plans, non-qualified deferred compensation plans or other special or supplemental executive retirement programs.

Employee Benefits and Perquisites

Our NEOs are eligible to participate in our employee benefit plans and programs, including our employee stock purchase plan and our medical and dental benefits, flexible spending accounts and short- and long-term disability and life insurance, to the same extent as our other full-time employees, with the exception of maximum coverage limits under our life insurance plan, subject to the terms and eligibility requirements of those plans. We believe that the availability of our broad-based employee benefit programs enhances employee morale and loyalty. We do not generally provide perquisites or other personal benefits or tax “gross-ups” or reimbursements to our NEOs, although we have from time to time reimbursed relocation and housing related expenses for executive officers whom we require to relocate when performing their duties for us.

Employment and Severance Arrangements

We consider maintenance of a strong management team essential to our success. To that end, we recognize that the uncertainty which may exist among management with respect to their “at-will” employment with us could result in the departure or distraction of management personnel to our detriment. Accordingly, our Board and Compensation Committee have determined that severance arrangements are appropriate to encourage the continued attention and dedication of our executive management team and to allow them to focus on the value to stockholders of strategic alternatives without concern for the impact on their continued employment.

Each of our NEOs has entered into an agreement that entitles the NEO to severance payments and benefits in the event of certain terminations of employment or upon a change in control of our Company. The severance protections for our CEO are set forth in his employment agreement. The terms of these severance arrangements are described below under the heading “Potential Payments upon Termination or Change in Control.” In addition, all of our NEOs have executed confidentiality and non-competition agreements, or, for our CEO, agreed to similar provisions in his employment agreement, pursuant to which they have agreed not to disclose our confidential information during or after their employment with us or compete with us or solicit our customers or employees for a period of one year following termination.

Anti-Hedging Policy

Certain transactions in our securities create a heightened compliance risk or could create the appearance of misalignment between our management and stockholders. As a result, our insider trading compliance policy prohibits all of our employees, including our executive officers, and our directors from engaging in speculative transactions in our stock, including hedging or monetization transactions or similar arrangements, options, including puts, calls or other derivative securities, short sales, pledges and margin purchases related to our stock.

Clawback Policy

In February 2020, we adopted a clawback policy with a three-year lookback period that covers incentive compensation (both cash and equity) paid to our executive officers. The policy provides that if we are required to prepare an accounting restatement due to our material non-compliance with any financial reporting requirement under federal securities laws as a result of intentional misconduct by any of our executive officers, our Compensation Committee may require the executive to repay to us any excess compensation received by the executive during the covered period. For purposes of this policy, excess compensation means any cash or performance-based equity compensation predicated on the achievement of financial performance goals or financial metrics (excluding any incentive-based compensation based on total shareholder return or any similar stock price-based metric) that is in excess of the amount such executive would have received, if such compensation had been determined based on the financial results reported in the restated financial statement.

Deductibility of Compensation

Generally, Section 162(m) of the Code disallows a federal income tax deduction for public corporations of remuneration in excess of $1 million paid for any fiscal year to “covered employees” of the Company. With respect to taxable years before January 1, 2018, remuneration in excess of $1 million was exempt from this deduction limit if it qualified as “performance-based compensation” within the meaning of Section 162(m). Effective for taxable years beginning after December 31, 2017, the Tax Cuts and Jobs Act of Act of 2017 (i) expands the scope of Section 162(m), such that all NEOs are “covered employees” and any individual who is a NEO in any year after 2016 will remain a covered employee for as long as he or she (or his or her beneficiaries) receives compensation from the Company, and (ii) eliminates the exception to the deduction limit for commission-based compensation and performance-based compensation, except with respect to certain grandfathered arrangements in effect as of November 2, 2017 that are not subsequently materially modified. Accordingly, future compensation paid to our NEOs in excess of $1,000,000 will not be deductible unless it qualifies for the transition relief applicable to certain arrangements in place as of November 2, 2017, as described above.

Our Compensation Committee believes that stockholder interests are best served if our Compensation Committee retains maximum flexibility to design executive compensation programs that meet stated business objectives. For these reasons, our Compensation Committee, while considering the potential effects of Section 162(m) of the Code on the compensation paid to our NEOs, will not limit such compensation to those levels that will be deductible, particularly in light of the expansion of the covered employee group and the elimination of the exception to the deduction limit for performance-based compensation.

Summary Compensation Table – 2019, 2018, 2017

The following table provides information regarding the compensation provided to our NEOs during the last three completed fiscal years.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Option Awards(2) ($)	Stock Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation(5) ($)	Total ($)
Jesper Hoeiland(6)	2019	642,720	—	1,606,759	1,361,780	292,438	900	3,904,597
President, CEO and Director	2018	624,000	—	4,384,292	—	385,320	35,900	5,429,512
	2017	275,000	—	7,179,166	—	206,250	638	7,661,053
Jose Carmona(7)	2019	439,192	—	690,404	287,700	187,755	12,100	1,617,151
Chief Financial Officer	2018	426,400	—	1,252,655	—	182,286	64,775	1,926,116
	2017	261,835	40,000	2,406,008	—	104,734	10,860	2,823,437
Charles Morris, MBChB(8)	2019	509,850	—	690,404	287,700	160,603	12,100	1,660,657
Chief Medical Officer	2018	161,827	168,138	1,435,562	—	72,822	11,300	1,849,649
	2017	—	—	—	—	—	—	—
Brent Hatzis-Schoch, J.D.(9)	2019	173,507	—	690,404	287,700	—	25,830	1,177,441
Former SVP, General Counsel	2018	421,600	—	1,252,655	—	198,257	11,900	1,884,412
	2017	405,000	—	1,499,608	—	162,000	4,905	2,071,513
Joseph Kelly(10)	2019	397,889	—	376,584	191,800	135,282	61,466	1,163,021
SVP, Sales and Marketing	2018	386,300	60,000	626,327	—	154,134	53,900	1,280,661
	2017	—	—	—	—	—	—	—
[1]	Represents a cash signing bonus paid in connection with Dr. Morris and Messrs. Carmona and Kelly joining the Company.
[2]

Represents the aggregate grant date fair value of stock option awards made during the applicable year computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification (the “FASB ASC”) Topic 718, excluding the impact of estimated forfeitures related to service-based vesting conditions. For additional information, including the assumptions used when valuing the awards granted in 2019, refer to Note 10 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 27, 2020.

[3]

Represents the grant date fair value of the RSUs granted to our Other NEOs and the PRSUs granted to our CEO during 2019, computed in accordance with the FASB ASC Topic 718, excluding the impact of estimated forfeitures related to service-based vesting conditions. The grant date fair value of each share of common stock underlying the awards of RSUs and PRSUs in 2019 was $19.18, the closing price of our common stock on the grant date on February 22, 2019. The value of the PRSUs reported reflects the value of the award at the grant date based upon the probable outcome of the performance conditions, which is assumed to be the maximum level of achievement. For additional information, including the assumptions used when valuing the awards granted in 2019, refer to Note 10 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 27, 2020.

[4]	Represents bonus amounts earned based upon achievement of certain performance goals under our annual performance-based cash bonus program for the years indicated.
[5]

For 2019, the amounts shown include the following (i) for each NEO, other than Mr. Hatzis-Schoch, $900 for life insurance premiums paid by us, and for Mr. Hatzis-Schoch $375; (ii) for Mr. Kelly $49,366 for reimbursement of housing and travel related expenses; (iii) for each Other NEO, other than Mr. Hatzis-Schoch, $11,200 in employer matching contributions made pursuant to our 401(k) plan, and for Mr. Hatzis-Schoch $11,000; and (iv) for Mr. Hatzis-Schoch $14,455 for accrued vacation time payments in connection with his resignation from the Company.

[6]	Mr. Hoeiland joined the Company in July 2017. His annualized base salary was $600,000 in 2017.
[7]	Mr. Carmona joined the Company in May 2017. His annualized base salary was $410,000 in 2017.
[8]	Dr. Morris joined the Company in September 2018. His annualized base salary was $495,000 in 2018.
[9]	Mr. Hatzis-Schoch resigned from the Company in May 2019.
[10]	Mr. Kelly joined the Company in November 2017 and was not a named executive officer for 2017.

Grants of Plan-Based Awards – 2019

The following table sets forth information regarding grants of plan-based awards to our NEOs in 2019. All equity awards were granted under our 2018 Stock Option and Incentive Plan (the “2018 Plan”).

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards(3) ($/Sh)	Grant Date Fair Value of Stock and Option Awards(4) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jesper Hoeiland
Cash Bonus	N/A	—	417,768	—	—	—	—	—	—	—	—
Options	2/22/2019	—	—	—	—	—	—	—	128,000	19.18	1,606,759
PRSUs	2/22/2019	—	—	—	—	71,000	—	—	—	—	1,361,780
Jose Carmona
Cash Bonus	N/A	—	197,636	—	—	—	—	—	—	—	—
Options	2/22/2019	—	—	—	—	—	—	—	55,000	19.18	690,404
RSUs	2/22/2019	—	—	—	—	—	—	15,000	—	—	287,700
Charles Morris, MBChB
Cash Bonus	N/A	—	229,433	—	—	—	—	—	—	—	—
Options	2/22/2019	—	—	—	—	—	—	—	55,000	19.18	690,404
RSUs	2/22/2019	—	—	—	—	—	—	15,000	—	—	287,700
Brent Hatzis-Schoch, J.D.
Cash Bonus	N/A	—	203,000	—	—	—	—	—	—	—	—
Options	2/22/2019	—	—	—	—	—	—	—	55,000	19.18	690,404
RSUs	2/22/2019	—	—	—	—	—	—	15,000	—	—	287,700
Joseph Kelly
Cash Bonus	N/A	—	159,156	—	—	—	—	—	—	—	—
Options	2/22/2019	—	—	—	—	—	—	—	30,000	19.18	376,584
RSUs	2/22/2019	—	—	—	—	—	—	10,000	—	—	191,800
[1]

Consists of the target cash bonus payment each of our NEOs was eligible to receive under our annual performance-based bonus program. For 2019, the bonus target for Mr. Hoeiland was 65% of his base salary, the bonus target for Messrs. Carmona and Hatzis-Schoch and Dr. Morris was 45% of their base salary, and the bonus target for Mr. Kelly was 40% of his base salary. The amounts actually paid to our NEOs for 2019 bonuses are disclosed in the column entitled “Non-Equity Incentive Plan Compensation” in our Summary Compensation Table – 2019, 2018, 2017. Additional information about our annual bonus program is disclosed under the heading “Compensation Discussion and Analysis—Components of Compensation—Annual Performance-Based Cash Incentives.”

[2]	The PRSUs are subject to performance-based vesting criteria established by our Compensation Committee and described in the footnotes to our Outstanding Equity Awards at 2019 Year-End table below.
[3]	This column shows the per share exercise price for the stock options granted, which is equal to the closing price of our Common Stock on the date of grant.
[4]

Represents the aggregate grant date fair value of the equity awards made during the year computed in accordance with FASB ASC Topic 718, excluding the impact of estimated forfeitures related to service-based vesting conditions. For additional information, including the assumptions used when valuing the awards granted in 2019, refer to Note 10 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 27, 2020.

Outstanding Equity Awards at 2019 Year-End

The following table provides information regarding the outstanding equity awards held by our NEOs as of December 31, 2019. These awards were granted under our Amended and Restated 2011 Equity Incentive Plan (the “2011 Plan”) and our 2018 Plan, except for the new hire awards to Messrs. Hoeiland, Carmona and Kelly and Dr. Morris, which were granted pursuant to stand-alone employment inducement stock option agreements outside of our 2011 Plan and 2018 Plan as a material inducement to their acceptance of employment with the Company. Mr. Hatzis-Schoch resigned from the Company in May 2019 and therefore did not have any outstanding equity awards as of December 31, 2019.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Units That Have Not Vested(1) ($)
Jesper Hoeiland	184,270	120,730	(2)	42.97	7/17/2027	—	—	—	—
	96,250	113,750	(3)	37.83	2/13/2028	—	—	—	—
	—	128,000	(7)	19.18	2/22/2029	—	—	—	—
	—	—	(8)	—	—	—	—	71,000	1,431,360
Jose Carmona	80,729	44,271	(4)	34.96	5/15/2027	—	—	—	—
	27,500	32,500	(3)	37.83	2/13/2028	—	—	—	—
	—	55,000	(7)	19.18	2/22/2029	—	—	—	—
	—	—	(9)	—	—	15,000	302,400	—	—
Charles Morris, MBChB	40,625	89,375	(5)	19.93	9/4/2028	—	—	—	—
	—	55,000	(7)	19.18	2/22/2029	—	—	—	—
	—	—	(9)	—	—	15,000	302,400	—	—
Joseph Kelly	31,250	28,750	(6)	27.80	11/27/2027	—	—	—	—
	13,750	16,250	(3)	37.83	2/13/2028	—	—	—	—
	—	30,000	(7)	19.18	2/22/2029	—	—	—	—
	—	—	(9)	—	—	10,000	201,600	—	—
[1]	The value of equity awards is calculated using the closing price of our Common Stock of $20.16 (as reported on the Nasdaq Global Market as of December 31, 2019).
[2]

This stock option vested as to 25% of the underlying shares on July 17, 2018, and the remainder of the stock option vests as to 1/48th of the underlying shares on the same day of each of the 36 consecutive months thereafter, subject to Mr. Hoeiland’s continued service to the Company through each applicable vesting date. The option is eligible for accelerated vesting in connection with certain terminations of Mr. Hoeiland’s employment as described below under the heading “Potential Payments upon Termination of Change in Control.”

[3]

This stock option vested as to 25% of the underlying shares on February 13, 2019, and the remainder of the stock option vests as to 1/48th of the underlying shares on the same day of each of the 36 consecutive months thereafter, subject to the executive’s continued service to the Company through each applicable vesting date. The option is eligible for accelerated vesting in connection with certain terminations of the NEO’s employment as described below under the heading “Potential Payments upon Termination of Change in Control.”

[4]

This stock option vested as to 25% of the underlying shares on May 15, 2018, and the remainder of the stock option vests as to 1/48th of the underlying shares on the same day of each of the 36 consecutive months thereafter, subject to Mr. Carmona’s continued service to the Company through each applicable vesting date. The option is eligible for accelerated vesting in connection with certain terminations of Mr. Carmona’s employment as described below under the heading “Potential Payments upon Termination of Change in Control.”

[5]

This stock option vests as to 25% of the underlying shares on September 4, 2019, and the remainder of the stock option vests as to 1/48th of the underlying shares on the same day of each of the 36 consecutive months thereafter, subject to Dr. Morris’ continued service to the Company through each applicable vesting date. The option is eligible for accelerated vesting in connection with certain terminations of Dr. Morris’ employment as described below under the heading “Potential Payments upon Termination of Change in Control.”

[6]

This stock option vested as to 25% of the underlying shares on November 27, 2018, and the remainder of the stock option vests as to 1/48th of the underlying shares on the same day of each of the 36 consecutive months thereafter, subject to Mr. Kelly’s continued service to the Company through each applicable vesting date. The option is eligible for accelerated vesting in connection with certain terminations of Mr. Kelly’s employment as described below under the heading “Potential Payments upon Termination of Change in Control.”

[7]

This stock option vested as to 25% of the underlying shares on February 22, 2020, and the remainder of the stock option vests as to 1/48th of the underlying shares on the same day of each of the 36 consecutive months thereafter, subject to the executive’s continued service to the Company through each applicable vesting date. The option is eligible for accelerated vesting in connection with certain terminations of the NEO’s employment as described below under the heading “Potential Payments upon Termination of Change in Control.”

[8]

50% of the PRSU would have vested upon the execution of a Board approved partnership for elacestrant within twelve months from the grant date of February 22, 2019, and, assuming such performance condition was achieved, the remainder of the PRSU would have vested on the third anniversary of the grant date of February 22, 2019, subject to Mr. Hoeiland’s continued service to the Company through each applicable vesting date.

[9]

This RSU vests in four substantially equal annual installments on each of the first four anniversaries of the grant date of February 22, 2019, subject to the executive’s continued service to the Company through each applicable vesting date. The RSU is eligible for accelerated vesting in connection with certain terminations of the NEO’s employment as described below under the heading “Potential Payments upon Termination of Change in Control.”

Option Exercises and Stock Vested

None of our NEOs exercised options to purchase our Common Stock during 2019 nor had any shares that vested under stock awards during 2019.

Pension Benefits

None of our NEOs participated in any defined benefit pension plans in 2019.

Non-qualified Deferred Compensation

None of our NEOs participated in any non-qualified deferred compensation plans in 2019.

Potential Payments upon Termination or Change In Control

We maintain compensation and benefit plans and arrangements that provide payment of compensation to our NEOs in the event of certain terminations of employment or a change in control of our Company. The amount of compensation payable to our NEOs in these situations is described below.

Employment and Severance Agreements

Each of our NEOs has entered into an employment or severance agreement that entitles the NEO to severance payments and benefits in the event of certain terminations of employment or upon a change in control of our Company.

Jesper Hoeiland

On June 23, 2017, we entered into an employment agreement with Mr. Hoeiland, which was amended on November 16, 2017, pursuant to which Mr. Hoeiland serves as our President and CEO. The agreement, as amended, provides that in the event Mr. Hoeiland’s employment is terminated by us without “cause” or due to Mr. Hoeiland’s resignation for “good reason”, then subject to his executing a general release of claims and continued compliance with applicable restrictive covenants in his agreement, Mr. Hoeiland will be entitled to receive:

•	base salary continuation payments for 12 months; and
•	reimbursement for continued group health plan premiums for up to 12 months or, if earlier, until the date on which he becomes eligible to receive substantially similar coverage from another employer.

If Mr. Hoeiland’s employment is terminated without “cause” or due to Mr. Hoeiland’s resignation for “good reason” within 12 months following a “change in control” of our Company, then subject to his executing a general release of claims and continued compliance with applicable restrictive covenants in his agreement, in lieu of the severance benefits described above, Mr. Hoeiland will be entitled to receive:

•	a lump sum payment equal to one and a half times his base salary then in effect;

•	a lump sum payment equal to his then target annual bonus;
•

reimbursement for continued group health plan premiums for up to 18 months or, if earlier, the date on which he (i) becomes eligible to receive substantially similar coverage from another employer or (ii) is no longer eligible to receive continuation of such coverage; and

•	accelerated vesting of all outstanding unvested Company equity or equity-based awards that vest solely based on the passage of time.

Other NEOs

We have entered into severance agreements with each of our Other NEOs. Each agreement provides that if the NEO’s employment is terminated without “cause” or due to the NEO’s resignation for “good reason”, then subject to the NEO executing a general release of claims and continuing to comply with the terms of the NEO’s employee confidentiality and non-compete agreement, the NEO will be entitled to receive:

•	base salary payments for 6 months;
•	payment of medical care premiums for 6 months; and
•	any earned but unpaid annual bonus for the year immediately prior to the year in which the NEO’s termination occurs, based upon actual performance and payable in a lump sum.

If the NEO’s employment is terminated without “cause” or due to the NEO’s resignation for “good reason” within 12 months following a “change in control” of our Company, then subject to the NEO executing a general release of claims and continuing to comply with the terms of the NEO’s employee confidentiality and non-compete agreement, in lieu of the severance benefits described above, the NEO will be entitled to receive:

•	base salary payments for 12 months;
•	payment of medical care premiums for 12 months;
•	any unpaid annual bonus for the year prior to the year in which the NEO’s termination occurs, based upon actual performance and payable in a lump sum;
•	payment of the NEO’s target annual bonus for the year in which termination occurs; and
•	accelerated vesting of all outstanding unvested Company equity awards that vest solely based on the passage of time.

For purposes of our employment agreement with Mr. Hoeiland and for our Other NEOs’ severance agreements:

•

“cause” is generally defined to include, subject to certain notice and cure rights: (i) commission of an act of fraud, embezzlement or theft against the Company or its subsidiaries, including, for Mr. Hoeiland, whether or not related to his employment with the Company; (ii) conviction of, or a plea of no contest to, a felony or a crime involving moral turpitude; (iii) willful nonperformance of material duties as an employee of the Company, including, for Mr. Hoeiland, failure to comply with any valid and legal directive of the Board; (iv) material breach of any material agreement between the executive and the Company or any of its subsidiaries, including, for Mr. Hoeiland, his employment agreement; (v) for our Other NEOs, the gross negligence, willful misconduct or any other act of willful disregard for the Company’s or any of its subsidiaries’ best interests; (vi) for our Other NEOs, unlawful use (including being under the influence) or possession of illegal drugs on the Company’s (or any of its affiliate’s) premises; (vii) for Mr. Hoeiland, engaging in dishonesty, illegal conduct, or misconduct that is materially injurious to the Company or the willful unauthorized disclosure of the Company’s confidential information; or (viii) for Mr. Hoeiland, violation of a material policy of the Company or a material failure to comply with the Company’s written policies or rules that causes material harm to the Company;

•

“good reason” is generally defined to include, if the NEO has provided timely notice, the Company has failed within 30 days to cure the condition, if curable, and the NEO timely resigns, the following occurrences without the NEO’s consent: (i) a material reduction in base salary, including, for our Other NEOs, a material reduction in their target annual bonus; (ii) a material diminution in duties, responsibilities, or authority; (iii) for Mr. Hoeiland, a material breach by the Company of any material provision of his employment agreement; (iv) for our Other NEOs, a requirement that the NEO relocate to a principal place of employment more than seventy-five (75) miles from the location immediately prior to such relocation; or (v) for our Other NEOs, the failure of the Company to obtain an agreement from any successor to all or substantially all of the business or assets of the Company to assume their severance agreement; and

•

“change in control” for our Other NEOs means a change of control within the meaning of our 2011 Plan or 2018 Plan, as applicable, and for Mr. Hoeiland means the occurrence of such similar change of control transactions involving the Company.

Calculation of Potential Payments upon Termination or Change in Control

The following table shows potential payments to our NEOs under the various severance and other arrangements and agreements that were in effect on December 31, 2019 for various scenarios involving a change in control or termination of employment, assuming a December 31, 2019 termination or transaction date and, where applicable, using the closing price of our Common Stock of $20.16 (as reported on the Nasdaq Global Market as of December 31, 2019).

	Form of Payment
Name/Triggering Event	Cash Severance ($)	Bonus ($)	Benefit Continuation ($)		Equity Awards(1) ($)	Company Provided Life Insurance(2) ($)	Total(3) ($)
Jesper Hoeiland
Change in Control	—	—	—		—	—	—
Death/Disability	—	—	—		—	750,000	750,000
Retirement	—	—	—		—	—	—
Involuntary Termination(4)	642,720	—	23,691		—	—	666,411
Termination after Change in Control(5)	964,080	417,768	35,537		125,440	—	1,542,825
Jose Carmona
Change in Control	—	—	—		—	—	—
Death/Disability	—	—	—		—	750,000	750,000
Retirement	—	—	—		—	—	—
Involuntary Termination(6)	219,596	—	—	(8)	—	—	219,596
Termination after Change in Control(7)	439,192	197,636	—	(8)	356,300	—	993,128
Charles Morris, MBChB
Change in Control	—	—	—		—	—	—
Death/Disability	—	—	—		—	750,000	750,000
Retirement	—	—	—		—	—	—
Involuntary Termination(6)	254,925	—	16,380		—	—	271,305
Termination after Change in Control(7)	509,850	229,433	32,760		376,856	—	1,148,899
Joseph Kelly
Change in Control	—	—	—		—	—	—
Death/Disability	—	—	—		—	750,000	750,000
Retirement	—	—	—		—	—	—
Involuntary Termination(6)	198,945	—	16,380		—	—	215,325
Termination after Change in Control(7)	397,889	159,156	32,760		231,000	—	820,805
Brent Hatzis-Schoch, J.D.
Change in Control	—	—	—		—	—	—
Death/Disability	—	—	—		—	750,000	750,000
Retirement	—	—	—		—	—	—
Involuntary Termination(6)	225,556	—	16,380		—	—	241,936
Termination after Change in Control(7)	451,112	203,000	32,760		356,300	—	1,043,173
[1]

For option awards, reflects the excess, if any, of the closing market price of our Common Stock on December 31, 2019 ($20.16) over the exercise price of the applicable stock option, multiplied by the number of unvested shares which would vest upon a qualifying termination within 12 months following a change in control of the Company. For RSU awards, represents amounts based on the number of unvested shares of common stock subject to such RSU awards which would vest upon a qualifying termination within 12 months following a change in control of the Company, multiplied by the closing market price of our Common Stock on December 31, 2019 ($20.16). No amounts have been included for Mr. Hoeiland’s PRSU award in 2019 as the performance objective had not been achieved as of December 31, 2019 and the PRSU award was not subject to accelerated vesting upon a qualifying termination of Mr. Hoeiland within 12 months following a change in control of the Company.

[2]	Represents amounts that would be payable under Company provided life insurance policies upon the NEO’s death.
[3]

If any amounts payable to any of our NEOs in connection with a change in control would be subject to excise taxes under Section 4999 of the Code, the amounts will be reduced to the extent the reduction results in such executive retaining a larger after-tax amount of such payments or benefits than would be retained absent the reduction. The amounts shown in this table for our NEOs assume no such reduction would apply.

[4]

Upon Mr. Hoeiland’s termination without cause or resignation for good reason, other than in connection with a change in control, Mr. Hoeiland would be entitled to receive (a) base salary continuation payments for 12 months, and (b) reimbursement for continued group health plan premiums for up to 12 months.

[5]

Upon Mr. Hoeiland’s termination without cause or resignation for good reason within 12 months following a change in control, Mr. Hoeiland would be entitled to receive (a) a lump sum payment equal to one and a half times his base salary then in effect, (b) a lump sum payment equal to his then target annual bonus, (c) reimbursement for continued group health plan premiums for up to 18 months, and (d) accelerated vesting of all outstanding unvested Company equity or equity-based awards that vest solely based on the passage of time.

[6]

Upon the NEO’s termination without cause or resignation for good reason, other than in connection with a change in control, the NEO would be entitled to receive (a) base salary payments for 6 months, (b) payment of medical care premiums for 6 months, and (c) any unpaid annual bonus for the year prior to the year in which the NEO’s termination occurs, based upon actual performance and payable in a lump sum.

[7]

Upon the NEO’s termination without cause or resignation for good reason within 12 months following a change in control of the Company, the NEO would be entitled to receive (a) base salary payments for 12 months, (b) payment of medical care premiums for 12 months, (c) any unpaid annual bonus for the year prior to the year in which the NEO’s termination occurs, based upon actual performance and payable in a lump sum, (d) payment of the NEO’s annual target bonus for the year in which termination occurs, and (e) accelerated vesting of all outstanding Company equity awards that vest solely based on the passage of time.

[8]	Mr. Carmona did not have health insurance coverage through the Company on December 31, 2019.

Compensation Risk Assessment

Our Compensation Committee believes that our executive compensation program does not encourage excessive or unnecessary risk taking, and as a result, does not believe that our compensation programs are reasonably likely to have a material adverse effect on us. In reaching these conclusions, our Compensation Committee considered various factors, including the following:

•

We offer executives a competitive base salary, which we believe mitigates risk-taking behavior by providing reasonable predictability in the base level of income earned by each executive and alleviating pressure on executives to focus solely on our near-term stock price performance or annual bonus awards to the detriment of building long-term stockholder value.

•

We utilize a mixture of compensation elements intended to be competitive with those offered to similarly-situated executives at comparable companies within our industry, with significant weighting towards long-term incentive compensation, which has retention value and discourages short-term risk taking.

•

Our performance goals for our annual cash bonus awards reflect a balanced mix of performance objectives, to avoid excessive weight on any one goal or performance measure and are intended to be challenging yet attainable, which mitigates the potential that our executives will take excessive risks.

•

To minimize the risk of certain transactions related to our securities, our insider trading policy prohibits all of our employees, including our executive officers, and our directors from engaging in speculative transactions in our stock, including hedging or similar arrangements, options, short sales, pledges and margin purchases related to our stock.

•

Our executive officers are subject to a clawback policy under which we can recover incentive compensation paid to them due to a material restatement of our financial statements as a result of their intentional misconduct.

•

We have a robust system of internal controls and a comprehensive compliance program, which includes training of all employees, which we believe promotes a culture of ethical behavior and compliance, as well as an appropriate attitude toward minimizing risk-taking.

•

Our Board and the Compensation Committee retain discretion to adjust compensation based on both the quality of Company and individual adherence to our corporate governance and compliance programs, among other things.

CEO PAY RATIO – 2019

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our median employee and the annual total compensation of our principal executive officer.

On December 5, 2019, the determination date, our principal executive officer was Jesper Hoeiland, our President and CEO. For 2019, the total annual compensation for Mr. Hoeiland, as reported in the Summary Compensation Table – 2019, 2018, 2017, was $3,904,597. The total annual compensation of our median employee in 2019 was $174,976. The ratio of these two amounts is approximately 22:1.

Consistent with the process adopted to identify our median employee for 2018, for 2019 we identified our median employee as of December 5, 2019 by (i) aggregating for each applicable employee (A) annual base salary for salaried employees (or hourly rate multiplied by expected annual work schedule, for hourly employees), (B) the target incentive compensation for 2019, and (C) the accounting value of any equity awards granted during 2019 and (ii) ranking this compensation measure for our employees from lowest to highest. This calculation was performed for all employees, excluding Mr. Hoeiland, whether employed on a full-time, part-time, or seasonal basis.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2019 regarding shares of Common Stock that may be issued under our equity compensation plans, consisting of our 2003 Long-Term Incentive Plan, as amended (the “2003 Plan”), our 2011 Plan, our 2018 Plan, and our 2016 Employee Stock Purchase Plan (the “ESPP”).

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(1) ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders:
2003 Plan	1		2.05	—
2011 Plan	2,986,515	(2)	40.53	—
2018 Plan	1,613,675	(3)	20.01	5,684,071	(4)
ESPP(5)	—		—	1,473,247	(6)
Equity compensation plans not approved by security holders(7)	927,337		32.54	—
Total	5,527,528		37.92	7,157,318

[1]	Does not take into account outstanding restricted stock units as these awards have no exercise price.
[2]	Includes 93,523 shares issuable under our 2011 Plan upon vesting of outstanding restricted stock units.
[3]	Includes 520,750 and 79,000 shares issuable under our 2018 Plan upon vesting of outstanding restricted stock units and performance restricted share units, respectively.
[4]	Includes 1,231,608 shares which were cancelled, forfeited or otherwise terminated under the 2011 Plan, which are available for issuance under the 2018 Plan.
[5]	The purchase rights accruing under the ESPP (and therefore the exercise price and number of shares to be purchased thereunder) are not determined until the end of the applicable purchase period.
[6]

The number of shares authorized for issuance under the ESPP will be annually increased on January 1 of each year during the term of the ESPP, beginning on January 1, 2017 and ending on and including January 1, 2026, by an amount equal to the lesser of (a) 1% of the shares of Common Stock outstanding on the final day of the immediately preceding calendar year and (b) such smaller number of shares as is determined by our Board. The maximum aggregate number of shares issuable under the ESPP is 4,298,424.

[7]

Consists of shares authorized for issuance pursuant to individual stock option awards granted on each of March 7, 2016, March 28, 2016, May 8, 2016, May 15, 2017, July 17, 2017, November 27, 2017, July 16, 2018, September 4, 2018, July 17, 2019, and December 12, 2019 to certain individuals to induce such individuals to accept employment with the Company.

COMPENSATION OF DIRECTORS

Directors who are also employees of our Company do not receive compensation for their service on our Board. Our non-employee directors are eligible for compensation under our non-employee director compensation program. Our Board may amend or terminate the program at any time. The program is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.

Under the program, non-employee directors receive an annual cash retainer for service on our Board and for service on each committee of which the director is a member. Cash retainers are payable quarterly in arrears and prorated for partial periods of service. The annual retainers paid under the program for 2019 were as follows:

Non-Employee Director:	$50,000
Independent Chairman:	$25,000
Chair of Audit Committee:	$20,000
Chair of Compensation Committee:	$15,000
Chair of Strategy Committee:	$15,000
Chair of Nominating and Corporate Governance Committee:	$10,000
Audit Committee Member (other than Chair):	$10,000
Compensation Committee Member (other than Chair):	$7,500
Strategy Committee Member (other than Chair):	$7,500
Nominating and Corporate Governance Committee Member (other than Chair):	$5,000

Our non-employee director compensation program also provides for an initial and annual equity award. Effective January 1, 2016, each non-employee director initially elected or appointed to serve on our Board will be granted an option to purchase 30,000 shares of our Common Stock on the date the director commences service. This option vests in substantially equal installments on each of the first four anniversaries of the date of grant, subject to the recipient’s continued service as a non-employee director through each vesting date. The non-employee director annual stock option awards are granted on the same date of the annual incentive equity awards for our executive officers.

In February 2019, in consultation with our compensation consultant Radford, our Board amended our non-employee director compensation program so that each non-employee director who had been serving on our Board as a non-employee director for at least three months as of the grant date of the annual incentive equity awards for the Company’s executive officers was granted an option to purchase 10,000 shares of our Common Stock and 5,500 RSUs. These awards vested in full in February 2020. Following a review in February 2020, our Board determined not to make any changes to our non-employee director compensation program.

The value of all awards granted under the 2018 Plan and all other cash compensation paid by us to any non-employee director in any calendar year may not exceed $950,000, excluding the value of any awards granted in connection with a non-employee director’s initial election or appointment to serve on our Board.

All awards held by our non-employee directors vest upon a change of control of the Company, as the term is defined in our 2011 Plan and 2018 Plan.

We also reimburse our non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending Board and committee meetings.

Director Compensation – 2019

The following table provides information concerning the compensation of each non-employee director who served on our Board during the year ended December 31, 2019. We also reimburse our non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending our Board and committee meetings. Mr. Hoeiland, our CEO, receives no compensation for his service as a director, and, consequently, is not included in this table. Information regarding the compensation of Mr. Hoeiland may be found above under the heading “Executive Compensation – Summary Compensation Table – 2019, 2018, 2017.”

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Total ($)
Kurt C. Graves(3)	92,500	105,490	127,416	325,406
Willard H. Dere, M.D.	65,000	105,490	127,416	297,906
Catherine J. Friedman	85,000	105,490	127,416	317,906
Jean-Pierre Garnier, Ph.D.	72,500	105,490	127,416	305,406
Jessica Hopfield, Ph.D.(4)	57,500	—	356,183	413,683
Owen Hughes	60,000	105,490	127,416	292,906
Anthony Rosenberg	65,000	105,490	127,416	297,906
Debasish Roychowdhury, M.D.(5)	55,000	105,490	402,431	562,921
[1]

Represents the aggregate grant date fair value of the annual RSU awards as of the grant date, February 22, 2019, computed in accordance with FASB ASC Topic 718, excluding the impact of estimated forfeitures related to service-based vesting conditions. The grant date fair value of each share of Common Stock underlying the awards of RSUs was $19.18, the closing price of our Common Stock on the grant date. Dr. Hopfield was not eligible for the annual RSU award because she joined our Board in January 2019 and had not been serving as a non-employee director for at least three months as of the grant date.

[2]

For each non-employee director other than Dr. Hopfield, represents the aggregate grant date fair value of the annual stock option awards as of the grant date, February 22, 2019, and for Dr. Hopefield represents the aggregate grant date fair value of her initial stock option award as of the grant date of January 24, 2019, computed in accordance with FASB ASC Topic 718, excluding the impact of estimated forfeitures related to service-based vesting conditions. For additional information, including the assumptions used when valuing the awards granted in 2019, refer to Note 10 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 27, 2020.

[3]	Mr. Graves resigned from the Board on March 23, 2020.
[4]

Dr. Hopfield joined our Board on January 24, 2019. The annual cash retainers paid to Dr. Hopfield during the first quarter of 2019 were prorated for the portion of the calendar quarter during which services were actually rendered.

[5]

Dr. Roychowdhury resigned from the Board on December 20, 2019. In connection with his resignation, our Compensation Committee approved (i) an acceleration of the vesting period of his February 22, 2019 stock option award to purchase 10,000 shares of our Common Stock and RSU award for 5,500 shares of our Common Stock, such that the stock option and RSU awards vested as of December 20, 2019, and (ii) an extension of the post-termination of service exercise period to December 20, 2020 for all of Dr. Roychowdhury’s outstanding stock options that had vested as of December 20, 2019. The extension of the exercise period for Dr. Roychowdhury’s outstanding stock options and acceleration of his 2019 stock option award resulted in an aggregate incremental fair value transfer to Dr. Roychowdhury of approximately $275,015, as computed in accordance with the provisions of ASC Topic 718. This amount is reflected in the Option Awards value set forth in the table for Dr. Roychowdhury.

The following table shows the aggregate number of RSUs and stock options outstanding as of December 31, 2019 held by each non-employee director.

Name	Outstanding Stock Awards (#)	Outstanding Option Awards (#)
Kurt C. Graves	—	222,161
Willard H. Dere, M.D.	3,120	118,800
Catherine J. Friedman	4,800	103,800
Jean-Pierre Garnier, Ph.D.	4,800	103,800
Jessica Hopfield, Ph.D.	—	30,000
Owen Hughes	2,400	151,694
Anthony Rosenberg	3,216	133,800
Debasish Roychowdhury, M.D.	5,500	103,800

COMPENSATION COMMITTEE REPORT

Our Compensation Committee has reviewed and discussed with management the CD&A set forth above. Based on this review and discussion, our Compensation Committee recommended to our Board that the CD&A be included in this proxy statement.

By the Compensation Committee of the Board of Directors of Radius Health, Inc.

Jean-Pierre Garnier, Ph.D. (Chair)

Catherine J. Friedman

Owen Hughes

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of April 7, 2020, unless otherwise indicated, regarding the beneficial ownership of our Common Stock by (i) stockholders who beneficially owned more than 5% of the outstanding shares of our Common Stock and (ii) each of our Directors (which includes all nominees) and NEOs, and (iii) all of our Directors and Executive Officers as a group. The term “Executive Officers” means all of our executive officers who are subject to the reporting requirements under Section 16 of the Securities and Exchange Act of 1934, as amended.

	BENEFICIAL OWNERSHIP(1)
BENEFICIAL OWNER	NUMBER OF SHARES	PERCENT OF TOTAL
5% or Greater Stockholders:
BB Biotech AG(2)	6,881,685	14.84%
T. Rowe Price Associates, Inc.(3)	5,840,294	12.59%
Wellington Management Group LLP(4)	4,624,358	9.97%
The Vanguard Group(5)	4,283,767	9.23%
BlackRock, Inc.(6)	3,658,666	7.89%
State Street Corporation(7)	2,362,558	5.09%
Directors and Named Executive Officers:
Owen Hughes(8)	156,844	*
Willard H. Dere, M.D.(9)	125,495	*
Catherine Friedman(10)	114,100	*
Jean-Pierre Garnier, Ph.D.(11)	114,100	*
Jessica Hopfield, Ph.D.(12)	20,300	*
Anthony Rosenberg(13)	140,701	*
Jesper Hoeiland(14)	390,174	*
Jose Carmona(15)	150,145	*
Charles Morris, MBChB(16)	76,556	*
Brent Hatzis-Schoch, J.D.	—	*
Joseph Kelly(17)	72,861	*
All Directors and Executive Officers as a group (10 individuals)	1,361,276	2.92%
*	Less than 1% of the outstanding shares of our Common Stock.
[1]

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of our Common Stock subject to options, warrants, RSUs or other rights held by such person that are currently exercisable or have vested or will become exercisable or will have vested within 60 days of April 7, 2020 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. On April 7, 2020, we had 46,387,437 shares of Common Stock outstanding. Unless otherwise indicated, the address of all listed stockholders is c/o Radius Health, Inc., 950 Winter Street, Waltham, Massachusetts, 02451. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

[2]

Based upon a Schedule 13D/A filed with the SEC on August 6, 2018 and a Form 4 filed with the SEC on November 8, 2019, reflecting the beneficial ownership of our Common Stock by BB Biotech AG (“BB Biotech”) and its wholly-owned subsidiary, Biotech Growth N.V., which also indicates that they have shared voting and dispositive power of all such shares of Common Stock. The address for BB Biotech is Schwertstrasse 6, CH-8200 Schaffhausen, Switzerland.

[3]

Based on a Schedule 13G/A filed with the SEC on February 14, 2020, reflecting the beneficial ownership of our Common Stock by T. Rowe Price Associates, Inc. (“Price Associates”), which also indicates that it has (i) sole voting power with respect to 1,103,749 of such shares and (ii) sole dispositive power with respect to all of such shares. The shares are held by certain individual and institutional clients for which Price Associates serves as investment adviser. The address for T. Rowe Price is 100 E. Pratt Street, Baltimore, MD 21202.

[4]

Based on a Schedule 13G/A filed with the SEC on March 9, 2020, reflecting the beneficial ownership of our Common Stock by Wellington Management Group LLP (“Wellington”), which also indicates that it has (i) shared voting power with respect to 4,250,838 of such shares and (ii) shared dispositive power with respect to all of such shares. The shares are held by clients of one or more of certain investment advisors directly or indirectly owned by Wellington. The address for Wellington is Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210.

[5]

Based on a Schedule 13G/A filed with the SEC on February 12, 2020, reflecting the beneficial ownership of our Common Stock by The Vanguard Group (“Vanguard”), which also indicates that it has (i) sole voting power with respect to 94,535 of such shares, (ii) shared voting power with respect to 7,071 of such shares, (iii) sole dispositive power with respect to 4,188,138 of such shares and (iv) shared dispositive power with respect to 95,629 of such shares. Of the total shares of our Common Stock beneficially owned by Vanguard, Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, is the beneficial owner of 88,558 of such shares as a result of its serving as investment manager of collective trust accounts and Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, is the beneficial owner of 13,048 of such shares as a result of its serving as investment manager of Australian investment offerings. The address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

[6]

Based on a Schedule 13G/A filed with the SEC on February 6, 2020, reflecting the beneficial ownership of Common Stock by BlackRock, Inc. (“BlackRock”), which also indicates that it has (i) sole voting power with respect to 3,564,659 of such shares and (ii) sole dispositive power with respect to all of such shares. These shares may be held by one or more of the following subsidiaries of Blackrock: BlackRock Advisors, LLC; BlackRock (Netherlands) B.V.; BlackRock Institutional Trust Company, National Association; BlackRock Asset Management Ireland Limited; BlackRock Financial Management, Inc.; BlackRock Japan Co., Ltd.; BlackRock Asset Management Schweiz AG; BlackRock Investment Management, LLC; BlackRock Investment Management (UK) Limited; BlackRock Asset Management Canada Limited; BlackRock (Luxembourg) S.A.; BlackRock Investment Management (Australia) Limited; and BlackRock Fund Advisors. The address for BlackRock is 55 East 52nd Street, New York, NY 10055.

[7]

Based on a Schedule 13G filed with the SEC on February 13, 2020, reflecting the beneficial ownership of Common Stock by State Street Corporation (“State Street”), which also indicates that it has (i) shared voting power with respect to 2,185,209 of such shares and (ii) shared dispositive power with respect to all of such shares. The shares are held by certain subsidiaries of State Street. The address for State Street is State Street Financial Center, One Lincoln Street, Boston, MA 02111.

[8]	Represents 5,150 shares held by Mr. Hughes and 151,694 shares issuable upon the exercise of stock options exercisable within 60 days of April 7, 2020.
[9]	Represents 6,695 shares held by Dr. Dere and 118,800 shares issuable upon the exercise of stock options exercisable within 60 days of April 7, 2020.
[10]	Represents 10,300 shares held by Ms. Friedman and 103,800 shares issuable upon the exercise of stock options exercisable within 60 days of April 7, 2020.
[11]	Represents 10,300 shares held by Dr. Garnier and 103,800 shares issuable upon the exercise of stock options exercisable within 60 days of April 7, 2020.
[12]	Represents 12,800 shares held by Dr. Hopfield and 7,500 shares issuable upon the exercise of stock options exercisable within 60 days of April 7, 2020.
[1][3]	Represents 6,901 shares held by Mr. Rosenberg and 133,800 shares issuable upon the exercise of stock options exercisable within 60 days of April 7, 2020.
[1][4]

Represents 16,008 shares held by Mr. Hoeiland, including 1,187 shares purchased by Mr. Hoeiland on February 28, 2020 pursuant to our employee stock purchase plan, and 374,166 shares issuable upon the exercise of stock options exercisable within 60 days of April 7, 2020.

[1][5]	Represents 5,458 shares held by Mr. Carmona and 144,687 shares issuable upon the exercise of stock options exercisable within 60 days of April 7, 2020.
[1][6]	Represents 2,949 shares held by Dr. Morris and 74,062 shares issuable upon the exercise of stock options exercisable within 60 days of April 7, 2020.
[1][7]	Represents 9,111 shares held by Mr. Kelly and 63,750 shares issuable upon the exercise of stock options exercisable within 60 days of April 7, 2020.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Related Party Transactions

Our Board has adopted a written related party transaction policy to set forth the policies and procedures for the review and approval or ratification of related party transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related party had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related party or entities in which the related party has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related party.

Under the policy, management is required to present to our Audit Committee each proposed related party transaction. Our Audit Committee reviews the relevant facts and circumstances of each such transaction and either approves or disapproves the transaction. If advance Audit Committee approval of a related party transaction is not feasible, then the transaction may be preliminarily entered into by management upon prior approval by the Chair of our Audit Committee subject to ratification of the transaction by our Audit Committee at our Audit Committee’s next regularly scheduled meeting. Any related party transaction must be approved or ratified by our Audit Committee in order to be consummated or continue, as applicable. Management is responsible for updating our Audit Committee as to any material changes to any approved or ratified related party transaction and for providing a status report at least annually of all current related party transactions at a regularly scheduled meeting of our Audit Committee. No director may participate in approval of a related party transaction in which he or she is a related party.

Transactions with Related Parties

Other than compensation arrangements, we describe below the transactions, and series of similar transactions, since January 1, 2019, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or exceeds $120,000; and
•

any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Beginning in December 2019, an immediate family member of Jessica Hopfield (a member of our Board) has been an executive officer of one of our customers, AmerisourceBergen Corporation (“ABC”). The activities with ABC and its affiliates are in the ordinary course of business and are primarily for commercial distribution of TMYLOS and service fees. As of December 31, 2019, we recognized net revenues of approximately $93.8 million from ABC in connection with product sales of TYMLOS and paid ABC and its affiliates approximately $1.1 million for services under various commercial and services agreements. In addition, accounts receivable due from ABC of approximately $12.4 million was recorded within our consolidated balance sheets as of December 31, 2019.

Indemnification

Pursuant to our Amended and Restated Bylaws, we indemnify our directors and executive officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to us. We have also entered into agreements with our directors and executive officers contractually obligating us to provide this indemnification to them.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the fiscal year ended December 31, 2019, Catherine J. Friedman, Jean-Pierre Garnier, Ph.D., and Kurt C. Graves served as members of our Compensation Committee. None of these Committee members is, or has ever been, an officer or employee of the Company. To our knowledge, there were no other relationships involving the members of our Compensation Committee which require disclosure in this proxy statement as a Compensation Committee interlock.

FUTURE STOCKHOLDER PROPOSALS

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2021 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 950 Winter Street, Waltham, Massachusetts, 02451 in writing not later than December 18, 2020.

Stockholders intending to present a proposal at our 2021 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Amended and Restated Bylaws. Our Amended and Restated Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2021 Annual Meeting of Stockholders no earlier than the close of business on February 4, 2021 and no later than the close of business on March 6, 2021. The notice must contain the information required by our Amended and Restated Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of our 2021 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after June 4, 2021, then our Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2021 Annual Meeting and not later than the close of business on the 90th day prior to the 2021 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases notwithstanding the stockholder’s compliance with this deadline.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

OTHER MATTERS

Our Board is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

SOLICITATION OF PROXIES

The accompanying proxy is solicited by and on behalf of our Board, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.

Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

ANNUAL REPORT ON FORM 10-K

A copy of our 2019 Annual Report, including financial statements and schedules but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on April 7, 2020 without charge upon written request addressed to:

Radius Health, Inc.

Attention: Secretary

950 Winter Street

Waltham, Massachusetts 02451

A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our 2019 Annual Report at www.proxyvote.com. You also may access our 2019 Annual Report at www.radiuspharm.com or www.sec.gov.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

By Order of the Board of Directors

Jonathan Mahlowitz, Esq.
Secretary

Waltham, Massachusetts
April 17, 2020

   RADIUS HEALTH, INC.  950 WINTER ST.  WALTHAM, MA 02451   VOTE BY INTERNET  Before The Meeting - Go to www.proxyvote.com  Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. on June 3, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.  During The Meeting - Go to www.virtualshareholdermeeting.com/RDUS2020  You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.  VOTE BY PHONE - 1-800-690-6903  Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. EDT on June 3, 2020. Have your proxy card in hand when you call and then follow the instructions.  VOTE BY MAIL  Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Proxy cards must be received by June 3, 2020 in order to be counted at the meeting. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY   D13075-P33438 KEEP THIS PORTION FOR YOUR RECORDS   RADIUS HEALTH, INC.  The Board of Directors recommends you vote "FOR" each of the nominees listed in Proposal 1 and "FOR" Proposals 2 and 3.  1. Election of the following nominees as Class III Directors:  1a. Willard H. Dere, M.D.  1b. Anthony Rosenberg  FOR  AGAINST  ABSTAIN   2. Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. FOR  AGAINST  ABSTAIN   3. Approve, on an advisory non-binding basis, the compensation of our named executive officers.  NOTE: The proxies are authorized to vote in their discretion upon such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment thereof.   Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. RADIUS HEALTH, INC. Annual Meeting of Stockholders June 4, 2020 10:00 AM EDT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Jesper Hoeiland and Jonathan Mahlowitz, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of Radius Health, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually via live webcast on the Internet at www.virtualshareholdermeeting.com/RDUS2020at 10:00 AM EDT on June 4, 2020, and any adjournment, continuation, or postponement thereof. Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the meeting or any adjournment, continuation, or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side D13076-P33438